SECURITIES AND EXCHANGE COMMISSION

FORM SB-2/A

AMENDMENT # 3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEALTHCARE BUSINESS SERVICES GROUPS, INC.

(Exact Name of Small Business Issuer in its Charter)

Nevada	7389	88-0478644
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

1105 Terminal way, Suite 220

Reno, NV 89502

Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

CHANDANA BASU

CEO, TREASURER AND DIRECTOR

HEALTHCARE BUSINESS SERVICES GROUPS, INC.

1105 TERMINAL WAY, SUITE 220

RENO, NV 89502

(775) 348-5735

 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Rick Weed

Weed & Co. LLP

4695 MacArthur Court, Suite 1430

Newport Beach, CA 92660

Telephone: (949) 475-9086 ext. 6

Facsimile: (949) 475-9087

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Number of Units/Shares to be Registered	Proposed Maximum Aggregate Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001(1)	6,130,150(2)(3)	$.018	$ 110,342.70	$3.39

Total	6,130,150		$110,342.70	$3.39

1. Represents 6,130,150 shares of common stock issuable in connection with the conversion of promissory notes in accordance with a Securities Purchase Agreement dated June 27, 2006 between us and AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC, respectively. The price of $.018 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act and is based on the estimated conversion price of the callable secured convertible notes ($.03 was the closing price on the date the transaction closed less a 40% discount).

2. The number of shares being registered for the conversion of the callable secured convertible notes is 6,130,150 representing approximately 1/3 of our 18,390,450 non-affiliate outstanding common shares issued and outstanding as of July 23, 2007.

3. None of the 6,130,150 shares being registered are shares that have been, or will be, received as liquidated damages or conversion default payments.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JULY    , 2007

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

This Registration Statement Number 3 on Form SB-2/A of Healthcare Business Services Groups, Inc., ("Registrant") is being filed to amend  Item 27  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES of the Registration Statement on Form SB-2/A filed by the Registrant on August 29, 2007 (the "Form SB-2/A"). The Registrant is filing herewith a copy of the Exhibit 5.1, Opinion and Consent of Weed & Co. LLP., that was not filed with Amendment #2 on Form SB-2/A. Otherwise, there are no changes in this Registration Statement.

HEALTHCARE BUSINESS SERVICES GROUPS, INC.

6,130,150 SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF PROMISSORY NOTES

Our selling security holders are offering to sell 6,130,150 shares of common stock issuable upon the conversion of promissory notes.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFIORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  June 5, 2007

ABOUT OUR COMPANY

The Company was incorporated in the State of Nevada on May 2, 2000, as Winfield Capital Group, Inc. On June 6, 2001, the Company filed a Certificate of Amendment to its Articles of Incorporation to affect a name change to "Winfield Financial Group, Inc." On April 23, 2004, the Company acquired 100% of the equity interest of Healthcare Business Services Groups, Inc. ("Healthcare"). As part of the same transaction, the Company acquired 100% of the equity interest of AutoMed Software Corp. ("AutoMed") and Silver Shadow Properties, LLC ("Silver Shadow") on May 7, 2004. Prior to the Acquisition (defined below), the Company was a business broker, primarily representing sellers and offering its clients’ businesses for sale. As a result of the acquisition, the Company changed its business focus to medical billing. On January 7, 2005, the Company filed a Certificate of Amendment to its Articles of Incorporation, with the Nevada Secretary of State and changed its name to "Healthcare Business Services Groups, Inc."

On April 23, 2004, the Company acquired 100% of the issued and outstanding shares of Healthcare Business Services Groups, Inc., a Delaware corporation ("Healthcare"). As part of the same transaction on May 7, 2004, the Company acquired 100% of the issued and outstanding shares of AutoMed Software Corp., a Nevada corporation ("AutoMed"), and 100% of the membership interests of Silver Shadow Properties, LLC, a Nevada single member limited liability company ("Silver Shadow"). The transactions are collectively referred to herein as the "Acquisition." The Company acquired Healthcare, AutoMed, and Silver Shadow from Chandana Basu, the sole owner, in exchange for 25,150,000 newly issued treasury shares of the Company's Common Stock. As a result of the Acquisition, the Company has changed its business focus. The term "Company" shall include a reference to Healthcare Business Services Groups, Inc. (the "Company").

On June 21, 2004, the Company entered into an agreement with Robert Burley (former Director, President and Chief Executive Officer of the Company) and Linda Burley (former Director and Secretary of the Company) whereby the Company agreed to transfer certain assets owned by the Company immediately prior to the change in control in consideration for Mr. and Mrs. Burley’s cancellation of an aggregate of 2,640,000 of their shares of the Company’s common stock. The Company transferred the following assets to Mr. and Mrs. Burley: (i) the right to the name "Winfield Financial Group, Inc." and (ii) any contracts, agreements, rights or other intangible property that related to the Company’s business operations immediately prior to the change in control whether or not such intangible property was accounted for in the Company’s financial statements. After the issuance of shares to Ms. Basu and the cancellation of 2,640,000 shares of Mr. and Mrs. Burley’s Common Stock, there were 29,774,650 shares of the Company’s Common Stock outstanding. As a result of these transactions, control of the Company shifted to Ms. Basu. Ms. Basu currently owns 28,750,000 shares (or approximately 57.11%) out of 50,340,450 shares of the Company’s issued and outstanding Common Stock.

On January 5, 2005, the Registrant changed its name to Healthcare Business Services Groups, Inc. The Registrant is a holding company for HBSGI. The business operations discussed herein are conducted by HBSGI. The Registrant, through HBSGI, is engaged in the business of providing medical billing services to healthcare providers in the United States.

On July 13, 2007 the Company's Board of Director approved a resolution to discontinue all of its billing service effective June 30, 2007. The accompanying financial statements have been reclassified accordingly and presented as a discontinued operations. The Company's other three subsidiaries Silver Shadow, AutoMed and Alta Vista are dormant companies and are also reclassified as part of discontinued operations as of June 30, 2007.

The Company is a medical billing service provider that for over seventeen years has assisted various healthcare providers to successfully enhance their billing function. The Company has a diversified market base with headquartered in Upland, California . The Company has developed a proprietary medical billing software system named AutoMed®. The Company has installed, and is currently ready to market and install, AutoMed® at some of the Company's existing medical billing clients. The Company expects that after this software is launched, revenues will grow substantially over the next three to five years extending its billing model into the technology era.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from our December 31, 2006 and December 31, 2005 audited financial statements and our June 30, 2007 unaudited financial statements and March 31, 2006 restated financial statements.

	For the year ended December 31, 2006	For the year ended (RESTATED)	For the three month period ended June 30, 2007	For the three month period ended June 30, 2006
STATEMENT OF OPERATIONS

Revenues	$ 1,011,644	$ 1,565,262	$ 259,630	$ 330,808
Net Income (Loss)	$ (1,175,695)	$ (1,179,420)	$ (474,680)	$ (201,810)
General and Administrative Expenses	$ 1,430,130	$ 1,758,137	$ 381,954	$ 322,175
Net Income (Loss) Per Share	$ (0.09)	$ ($0.04)	$ 0.01	$ (0.01)

DISCLOSURE REGARDING OUR RECENT FINANCING AND CONVERSION OF NOTES AND EXERCISE OF WARRANTS

Terms of Financing Documents

Securities Purchase Agreement

On June 27, 2006 (the “Issuance Date”), we entered into a Securities Purchase Agreement with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (the “Investors”), whereby the Investors purchased an aggregate of (i) $2,000,000 in Callable Secured Secured Convertible Notes (the “Notes”) and (ii) warrants to purchase 50,000,000 shares of our common stock (the “Warrants”).  The Investors will purchase the Notes and Warrants in two tranches as set forth below:

1. At closing on June 29, 2006 (“Closing”), the Investors purchased Notes aggregating $700,000 and warrants to purchase 50,000,0000 shares of our common stock;

2. Upon the filing of a registration statement registering the shares of common stock underlying the Notes (“Registration Statement”), the Investors purchased Notes aggregating $600,000; and,

3. Upon effectiveness of the Registration Statement, the Investors will purchase Notes aggregating $700,000 as per Financing Documents, however the investors informed the Company that due to the number of shares being registered they will not be able to fund entire $700,000 but willing to fund $200,000 upon effectiveness.

Under the Securities Purchase Agreement, we are obligated to pay all costs and expenses incurred by us in connection with the negotiation, preparation and delivery of the transaction documents, as well as the costs associated with registering the common shares underlying the Notes being offered in this Prospectus.

Future Capital Raising Limitations.  The Company may not, without the prior written consent of a majority-in-interest of the Investors, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) involving the following:

1. At closing on June 29, 2006 (“Closing”), the Investors purchased Notes aggregating $700,000 and warrants to purchase 50,000,000 shares of our common stock;

2. Upon the filing of a registration statement registering the shares of common stock underlying the Notes (“Registration Statement”), the Investors will purchase Notes aggregating $600,000; and,

3. Upon effectiveness of the Registration Statement, the Investors will purchase Notes aggregating $700,000 as per Financing Documents, however the investors informed the Company that due to the number of shares being registered they will not be able to fund entire $700,000 but willing to fund $200,000 upon effectiveness.

Under the Securities Purchase Agreement, we are obligated to pay all costs and expenses incurred by us in connection with the negotiation, preparation and delivery of the transaction documents, as well as the costs associated with registering the common shares underlying the Notes being offered in this Prospectus.

In addition, Investors have a right of first refusal of any future equity offerings (including debt with an equity component) for the period beginning on the Closing and ending two (2) years after the end of the Lock-up Period (the “Right of First Refusal”).   The Right of First Refusal provides each Buyer Investor an option to purchase its pro rata share of the securities being offered in the future offering on the same terms as contemplated by such Future Offering.  For purposes of the Securities Purchase Agreement, discussions relating to financing of the construction of studio facilities with investment banks, commercial banks, investment groups, development partners or individual investors shall not be considered engaging in equity financing.

Notwithstanding the above, such limitations shall not apply to any transaction involving:

1.

issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act), an equity line of credit or similar financing arrangement) resulting in net proceeds to the Company of in excess of $15,000,000; or

2.

issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company; .

The limitations also shall not apply to the issuance of securities upon exercise or conversion of the Company’s options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan approved by the shareholders of the Company.

Furthermore, the limitations shall not apply in the event the Company’s Board of Directors decides, in good faith, to enter into a transaction or relationship in which the Company issues shares of Common Stock or other securities of the Company to a person or any entity which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company received benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose business is investing in securities.

Liquidated Damages.  We are liable to pay liquidated damages in shares or cash, at our election, equal to 3% of the outstanding amount of the Notes per month plus accrued and unpaid interest if we breach any (i) covenant set  forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the Notes in the agreed upon manner, obtain written consent from the Investors to negotiate or contract with a party for additional financing, reserve and have authorized the required  number of common shares or maintain the listing or quotation of our common shares on an exchange or automated quotation system; or (ii) representation or warranty regarding the condition of our company set forth in the Securities Purchase Agreement.

Security Agreement and Intellectual Property Security Agreement

In connection with the Securities Purchase Agreement and as security for the Notes, we executed a Security Agreement and an Intellectual Property Security Agreement granting the Investors a continuing security interest in, a continuing first lien upon, an unqualified right to possession and disposition of, and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company’s right, title and interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property, excluding Camelot Studio Group and Camelot Film Group. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

o

The occurrence of an event of default (as defined in the Notes and listed below) under the Notes;

o

Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security  Agreement shall prove to have been incorrect in any material respect when made;

o

The failure by us to observe or perform any of our obligations under the Security Agreement or Intellectual  Property Security Agreement for ten (10) days after receipt of notice of such failure from the Investors; and

o

Any breach of, or default under, the Warrants.

Warrants

Exercise Terms and Limitation.  We simultaneously issued to the Investors seven (7) year Warrants to purchase 50,000,000 shares of our common stock at an exercise price of $0.07.  The Investors have contractually agreed to restrict their ability to exercise the Warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such exercise does not exceed 4.99% of the then issued and outstanding shares of our common stock.

Cashless Exercise.  If the shares of common stock underlying the Warrants are not registered, then the Investors are entitled to exercise the Warrants on a cashless basis without paying the exercise price in cash. In the event that the Investors exercise the Warrants on a cashless basis, then we will not receive any proceeds.

Anti-Dilution.  The Warrants’ exercise price will be adjusted in certain circumstances such as if we issue common stock at a price below market price, except for any securities issued in connection with the Notes, if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the Investors’ position.

Notes

Interest, Maturity and Conversion.  The Notes bear interest at 6 percent per annum, mature three (3) years from the issuance date, and are convertible into shares of our common stock at the applicable percentage of the average of the lowest three (3) intraday trading prices for our shares of common stock during the twenty (20) trading day period prior to conversion, but not including the conversion date. The “Applicable Percentage” means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty (30) days of the closing, and (ii) 60% in the event that the Registration Statement is declared effective by the SEC.

In the event of full conversion of the aggregate principal amount of the Notes of $2,000,000, we would have to register a total of  87,719,298 shares of common stock. This amount is calculated as follows:

The aggregate principal amount of the Notes is $2,000,000. The estimated conversion price of the Notes is $0.0228 based on the following: $0.038 was the average of the lowest three (3) trading prices for our shares of common stock during the twenty (20) trading days prior to the Issuance Date (“Average Common Stock Price”), less a 40% discount. Thus, at a discounted price-per-share of $0.0228, 87,719,298 shares of the Company's common stock would be issuable upon conversion of $2,000,000 into common shares of the Company ("Conversion Shares") and would be registered.

There is no limit to the number of shares that we may be required to issue upon conversion of the Notes as it is dependent upon our share price, which varies from day to day. This could cause significant downward pressure on the price of our common stock. The following table shows the effect on the number of shares issuable upon full conversion, in the event the common stock price declines by 25%, 50% and 75% from its most recent trading price.

		Price Decreases By
	6/27/2006	25%	50%	75%
Average Common Stock Price (as defined above)	$ 0.038	$ 0.0285	$ 0.019	$ 0.0095
Conversion Price	$ 0.0228	$ 0.0171	$ 0.0114	$ 0.0057
100% Conversion Shares	87,719,298	116,959,064	175,438,596	350,877,192

Conversion Limitation.  The Investors have contractually agreed to restrict their ability to convert the Notes and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion does not exceed 4.99% of the then issued and outstanding shares of our common stock.

Call Option.  The Notes have a call option, which provides us with the right to prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the market price is at or below $0.05 per share. Prepayments are to be made in cash equal to either (i) 120% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the Notes; (ii) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the Notes; and (iii) 140% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the Notes.  To exercise this right, we must provide to the note holders prior written notice no less than two (2) business days before the exercise date.

Partial Call Option.  In the event that the average daily price of the common stock for each day of the month ending on any determination date is below $0.05 we have a partial call option which provides us with the right to prepay a portion of the outstanding principal amount of the Notes equal to 104 of the principal amount hereof divided by thirty-six (36) plus one month's interest. Exercise of this option will stay all conversions for the following month. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, we have granted the Investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

Anti-Dilution.  The Notes’ conversion price will be adjusted in certain circumstances such as if we issue common stock at a price below market price, except for any securities issued in connection with the Notes, if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the Investors’ position.

Default.  An “Event of Default” occurs if we:

o Fail to pay the principal or interest when due;

o Fail to issue shares of common stock upon receipt of a conversion notice;

o Fail to file a registration statement within 45 days following the Closing or fail to have the registration statement effective 135 days following the Closing;

o Breach any material covenant or other material term or condition in the Notes or the Securities Purchase Agreement;

 o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection with the financing transaction;

o Fail to  maintain  the  listing or quotation of our common  stock on the OTCBB or an equivalent exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange;

o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee  shall otherwise be appointed;

o Have any money  judgment,  writ or similar  process  shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Investors;

o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors; or

o Default under any Note issued pursuant to the Securities Purchase Agreement.

Fees and Payments Associated with Transaction

In connection with the recent financing and pursuant to a Structuring Agreement, we also issued to Lionheart Associates LLC d/b/a Fairhills Capital warrants representing the right to purchase up to 582,609 shares of our common stock under the same terms as the Warrants issued to the Investors (the “Finder’s Warrants”). We also paid to Lionheart a fee of $70,000 (the “Finder’s Fee”).

The following table discloses the dollar amount of each payment (including the dollar value of any payments to be made in common stock) in connection with the financing transaction that the Company has paid, or may be required to pay to any Selling Stockholder, any affiliate of a Selling Stockholder, or any person with whom any Selling Stockholder has a contractual relationship regarding the transaction. The table also reflects the potential net proceeds to the Company from the sale of the Notes and the total possible payments to all selling shareholders and any of their affiliates in the first year following the sale of convertible notes.  We intend to use all proceeds received in connection with the financing transaction for general corporate, business development and working capital purposes. For purposes of this table, we assumed that the aggregate of $2,000,000 in Notes were issued on June 27, 2006. Upon effectiveness of the Registration Statement, the Investors will purchase Notes aggregating $700,000 as per Financing Documents, however the investors informed the Company that due to the number of shares being registered they will not be able to fund entire $700,000 but willing to fund $200,000 upon effectiveness.

Finder’s Fee(1)	Structuring and Due Diligence Fees(2)	Maximum Possible Interest Payments(3)	Maximum Redemption Premium(4)	Maximum Possible Liquidated Damages(5)	Maximum First Year Payments(6)	Maximum Possible Payments(7)	Net Proceeds to Company(8)

$ 70,000	$ 30,000	$ 190,379.50	$ 841,175.48	$ 63,088.16	$166,026.87	$353,467.66	$1,910,000

(1)  The Company paid to Lionheart Associates a fee of $70,000 on June 30, 2006 for arranging the financing pursuant to a Structuring Agreement with Lionheart.

(2)  Pursuant to the Securities Purchase Agreement, the Company paid to The National Investment Resources, LLC $30,000 in structuring and due diligence fees in connection with the transaction.

(3)  Maximum amount of interest that can accrue assuming all Notes aggregating $2,000,000 were issued on June 27, 2006 and remain outstanding until the maturity date. Interest is payable quarterly provided that no interest shall be due and payable for any month in which the intraday trading price is greater than $0.04.  The Company, at its option, may pay accrued interest in either cash or, in shares of its common stock.

(4)  Under certain circumstances we have the right to redeem the full principal amount of the Notes prior to the maturity date by repaying the principal and accrued and unpaid interest plus a redemption premium of 40%. This represents the maximum redemption premium the Company would pay assuming we redeem all of the Notes twelve (12) months from June 27, 2006.

(5)  Under the Stock Purchase Agreement, the maximum amount of liquidated damages that the Company may be required to pay for the twelve (12) months following the sale of all Notes is 3% of the outstanding principal and accrued and unpaid interest.

(6)  Total maximum payments that the Company may be required to pay to the Selling Stockholders for the twelve (12) months following the sale of all Notes, which is comprised of $102,938.71 in interest and $63,088.16 in liquidated damages.  If we redeemed the Notes one year from the Issuance Date, then the total payments would be $2,841,175.48.

(7)  Total maximum payments payable by Company, includes finder’s fees of $70,000, structuring and due diligence fees of $30,000, maximum possible interest of $190,379.50 and maximum possible liquidated damages of $63,088.16.  We also incurred $50,000 in legal fees for the transaction and filing of this registration statement, which would increase the possible maximum payments by Company to $403,467.66 and reduce the net proceeds to Company to $1,860,000.  In addition, we were required to place in escrow $20,000 for the purchase of Keyman insurance for our executives. We anticipate the premium to be less than $20,000 and the balance of money held in escrow to be returned to us after paying the initial premium.  Assuming the initial premium is $20,000, would increase the possible maximum payments by Company to $373,467.66 and reduce the net proceeds to Company to $1,890,000.

(8)  Total net proceeds to the Company including the $70,000 finder’s fees and $20,000 structuring and due diligence fees.  We also incurred $50,000 in legal fees for the transaction and filing of this registration statement.

Total Possible Profit Selling Stockholders Could Realize

Notes

The following table discloses the total possible profit Selling Stockholders could realize as a result of the conversion discount for the securities underlying the Notes.  For purposes of this table, we assumed that the aggregate of $2,000,000 in Notes were issued on June 27, 2006. Upon effectiveness of the Registration Statement, the Investors will purchase Notes aggregating $700,000 as per Financing Documents, however the investors informed the Company that due to the number of shares being registered they will not be able to fund entire $700,000 but willing to fund $200,000 upon effectiveness.

Market Price(1)	Conversion Price(2)	Shares Underlying Notes(3)	Combined Market Price of Shares(4)	Total Amount Paid by Selling Stockholders(5)	Total Possible Discount to Market Price(6)

$ 0.03	$ 0.0228	87,719,298	$ 2,631,578.94	$ 2,000,000	$ 631,578.94

_______________

(1)  Market price per share of our common stock on the Issuance Date (June 27, 2006).

(2)  The conversion price per share of our common stock underlying the Notes on the Issuance Date is calculated by the average of the lowest three (3) trading prices for our common shares during the twenty (20) trading days prior to the date the Notes were issued on June 27, 2006 ($0.06 was the average), less a 40% discount.

(3)  Total number of shares of common stock underlying the Notes assuming full conversion as of the Issuance Date.  Since the conversion price of the Notes may fluctuate as market prices fluctuate, the actual number of shares that underlie the Notes will also fluctuate.

(4)  Total market value of shares of common stock underlying the Notes assuming full conversion as of the Issuance Date based on the market price on the Issuance Date.

(5)  Total amount paid by selling stockholders assuming full conversion of the Notes as of the Issuance Date based on the conversion price.

(6)  Total Potential profit calculated by subtracting the total conversion price (result in footnote (5)) from the combined market price (result in footnote (4)).

Warrants

We also issued to Selling Stockholders seven year Warrants to purchase an aggregate of 50,000,000 shares of our common stock, exercisable on a cashless basis provided we are not in default of the Notes with the aggregate exercise price of $1,500,000 if exercised on a Upon effectiveness cashless basis. The following table discloses the total possible profit Selling Stockholders could realize as a result of the cashless exercise of the Warrants.

Market Price(1)	Exercise Price(2)	Shares Underlying Warrants(3)	Combined Market Price(4)	Total Exercise Price(5)	Total Possible Discount to Market Price(6)

$0.03	$0.07	50,000,000	$1,500,000	$3,500,000	$0

____________________

(1)  Market price per share of our common stock on the Issuance Date (June 27, 2006).

(2)  The exercise price per share of our common stock underlying the Warrants is fixed at $0.07 except that the Warrants contain anti-dilution protections which in certain circumstances may result in a reduction to the exercise price.

(3)  Total number of shares of common stock underlying the Warrants assuming full exercise as of the Issuance Date. Upon certain adjustments of the exercise price of the warrants, the number of shares underlying the warrants may also be adjusted such that the proceeds to be received by us would remain constant.

(4)  Total market value of shares of common stock underlying the Warrants assuming full exercise as of the Issuance Date based on the market price of the common stock on the Issuance Date.

(5)  Total value of shares of common stock underlying the Warrants assuming full exercise as of the Issuance Date based on the conversion price.

(6)  Discount to market price calculated by subtracting the total conversion price (result in footnote (5)) from the combined market price (result in footnote (4)). The result of an exercise of the Warrants at the exercise price and a sale at the market price would be a loss to the Selling Stockholder. Since the current closing price of our common stock is less than the Warrants’ exercise price, the Warrants are out of the money and no profit would be realized as of June 27, 2006.

Combined Total Possible Profit Selling Stockholders Could Realize

The following table summarizes the potential proceeds available to the Company pursuant to the financing with the Investors and the Investors’ return on investment.  For purposes of this table, we assumed that the aggregate of $2,000,000 in Notes were issued on June 27, 2006. Upon effectiveness of the Registration Statement, the Investors will purchase Notes aggregating $700,000.  However, the Company has previously withdrawn a Registration Statement, there could be a penalty of $5,000 for each $250,000 outstanding balance due to non effectiveness of registration statement within the initial 120 days.

Gross Proceeds Payable to Company(1)	Maximum Possible Payments by Company(2)	Net Proceeds to Company(3)	Combined Total Possible Profit to Investors(4)	All Payments + Possible Profit / Net Proceeds(5)	All Payments + Possible Profit / Net Proceeds Averaged Over 3 Years(6)

$2,000,000	$353,467.66	$1,910,000	$631,578.94	51.57%	17.17%

(1)  Total amount of the Notes.

(2)  Total maximum payments payable by Company, includes finder’s fees of $70,000, structuring and due diligence fees of $30,000, maximum possible interest of $190,379.50 and maximum possible liquidated damages of $63,088.16.  We also incurred $50,000 in legal fees for the transaction and filing of this registration statement, which would increase the possible maximum payments by Company to $403,467.66 and reduce the net proceeds to Company to $1,860,000.  In addition, we were required to place in escrow $20,000 for the purchase of keyman insurance for our executives. We anticipate the premium to be less than $20,000 and the balance of money held in escrow to be returned to us after paying the initial premium.  Assuming the initial premium is $20,000, would increase the possible maximum payments by Company to $373,467.66 and reduce the net proceeds to Company to $1,890,000.

(3)  Total net proceeds to the Company including the $120,000 finder’s fee and $20,000 structuring and due diligence fees. We also incurred $65,000 in legal fees for the transaction and filing of this registration statement, and placed in escrow $15,000 for the purchase of keyman insurance for our executives, both of which would increase the possible maximum payments by Company to $365,176.17 and $380,176.17, respectively, and reduce the net proceeds to Company to $792,932.99 and $777,932.99, respectively.

(4)  Total possible profit to the Investors is based on the aggregate discount to market price of the conversion of the Notes and cashless exercise of Warrants.  The Notes’ conversion price is calculated by the average of the lowest three (3) trading prices for our common shares during the twenty (20) trading days prior to the date the Notes were issued on June 27, 2006 ($0.038 was the average), less a 40% discount.  The result of an exercise of the Warrants at the exercise price and a sale at the market price would be a loss to the Selling Stockholder. Since the current closing price of our common stock is less than the Warrants’ exercise price, the Warrants are out of the money and no profit would be realized as of June 27, 2006.

(5)  Percentage equal to the maximum possible payments by us in the transaction ($353,467.66) plus total possible discount to the market price of the shares underlying the Notes ($631,578.94), plus profit from 50,000,000 warrants in the money as of June 27, 2006 ($0), divided by the net proceeds to the Company resulting from the sale of the Notes ($1,910,000).

(6)  Calculated by dividing 51.57% (footnote 5) by 3.

Prior Securities Transactions with Selling Stockholders

We have not engaged in any prior securities transactions with the Selling Stockholders, any affiliates of the Selling Stockholders, or any person with whom any Selling Stockholder has a contractual relationship regarding the transaction (or any predecessors of those persons).

Shares Outstanding Prior to the Transaction

The following table discloses certain information comparing the number of shares outstanding prior to the transaction, number of shares registered by the Selling Stockholders, or their affiliates, in prior registration statements (along with that number still held and number sold pursuant to such prior registration statement) and the number of shares registered for resale in this Registration Statement relating to the financing transaction.

Number of shares outstanding prior to convertible note transaction held by persons other than the Selling Stockholders, affiliates of the Company and affiliates of the Selling Stockholders.	18,390,450
Number of shares registered for resale by Selling Stockholders or affiliates in prior registration statements.	0
Number of shares registered for resale by Selling Stockholders or affiliates of Selling Stockholders that continue to be held by Selling Stockholders or affiliates of Selling Stockholders.	0
Number of shares sold in registered resale by Selling Stockholders or affiliates of Selling Stockholders.	0
Number of shares registered for resale on behalf of Selling Stockholders or affiliates of Selling Stockholders in current transaction.	6,130,150

Repayment, Shorting and Prior Transactions with Selling Stockholders

The Company intends to repay the overlying securities and believes that it will have the financial ability to make all payments on the Notes when they become due and payable. To the best of our knowledge, and based on information obtained from the Selling Stockholders, none of the selling shareholders have an existing short position in the Company’s common stock.

Other than its issuance and sale of the Notes and the Warrants to the Selling Stockholders, the Company has not in the past three (3) years engaged in any securities transaction with any of the Selling Stockholders, any affiliates of the Selling Stockholders, or, after due inquiry and investigation, to the knowledge of the management of the Company, any person with whom any Selling Stockholder has a contractual relationship regarding the transaction (or any predecessors of those persons). In addition, other than in connection with the contractual obligations set forth in the transaction documents filed as Exhibits to our Form 8-K filed August 15, 2006, including the (i) the Securities Purchase Agreement, (ii) the Notes and the Warrants and (iii) the Security Agreement, (iv) the Intellectual Property Security Agreement, the Company does not have any agreements or arrangements with the Selling Stockholders with respect to the performance of any current or future obligations.

WHERE YOU CAN FIND US

Our executive offices are located at 1126 West Foothill Blvd., Suite 105, Upland, California 91786. Our telephone number is (909) 608-2035 and our facsimile number is (909) 608-1081.

SECURITIES OFFERED BY US

We are not offering any securities. All shares being registered are for our selling security holders.

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

NOTWITHSTANDING OUR PRESENT FINANCING TRANSACTION, OUR BUSINESS PLAN REQUIRES ADDITIONAL FINANCING FOR OUR AUTOMED SUBSIDIARY AND THE FAILURE TO OBTAIN SUCH FINANCING CAN RESULT IN THE CURTAIL OF OUR CURRENT MEDICAL BILLING OPERATIONS

In addition to its continued medical billing operation, we have planned to begin marketing AutoMed. We do not believe that we can satisfy the current cash requirements for Medical Billing, if we maintain our operations as they are currently. We need to raise $4 to $5 million of additional financing to implement our business plan with respect to billing operation and software AutoMed.

We anticipate the need for approximately $3 to $5 million dollars of financing for development and marketing its software. We intend to raise the additional capital in one or more private placements. We do not have any commitments or identified sources of additional capital from third parties or from our officers, directors or majority shareholders. There is no assurance that additional financing will be available on favorable terms, if at all.  If we are unable to raise such additional financing, or accept financing on unfavorable terms to our Company, it could have a materially adverse effect upon our ability to implement our business plan with respect to AutoMed, and may force us to curtail or scale back our current Medical Billing operations.

WE PAY A SUBSTANTIAL SALARY TO OUR CHIEF EXECUTIVE OFFICER AND TREASURER RELATIVE TO OUR REVENUE WHICH REDUCES OUR LIKELIHOOD FOR A PROFIT AND INCREASES THE POSSIBILITY THAT WE WILL HAVE TO CURTAIL OUR BUSINESS PLAN

Chandana Basu, our Chief Executive Officer and Treasurer, receives the substantial amount of $50,000 per month (or $600,000 per year) for her services, which includes approximately $5,000 of salary and a minimum bonus of $45,000 each month. In addition, Ms. Basu is entitled to receive 1,000,000 shares of common stock each year in compensation. We expect to continue to pay Ms. Basu such salary or more for the foreseeable future. The amount of salary that Ms. Basu receives relative to our revenue and other expenses reduces the likelihood that we will make a profit, and increases the possibility that we will be forced to curtail or abandon our business plan in the future if we fail to raise additional capital.

WE MAY NOT BE ABLE TO COMPLETE THE DEVELOPMENT OF AUTOMED AS A STAND-ALONE, COMMERCIALLY VIABLE PRODUCT WHICH MAY DECREASE THE VALUE OF OUR COMPANY

We are currently developing additional features for AutoMed with the intent that the AutoMed software package will be used for medical office management. We intend to make the AutoMed software applications available based on what we call “one-stop shopping.” We intend for a medical practice to be able to customize AutoMed based on the particular needs of each medical specialization, office or hospital. We are currently using AutoMed to perform the medical billing function for some of our existing medical billing clients. Further development will be required before AutoMed is commercially viable as a stand-alone product for our intended use for medical office management. There is no assurance that we will complete the development. In the event that we do not complete the development of AutoMed as a stand-alone, commercially viable product, we will not generate revenue from AutoMed unless we charge an additional fee for AutoMed in connection with medical billing. The failure to develop AutoMed would have a materially adverse effect on our potential for future revenues and as a result, the value of our securities would likely decrease in value.

OUR AUDITORS HAVE EXPRESSED AN OPINION THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN WHICH MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT

Our auditors have expressed an opinion that there is substantial doubt about our ability to continue as a going concern primarily because we have a working capital deficiency. For the quarter ended June 30, 2007 we had a loss of $474,680, a working capital deficiency of $5,256,770, stockholders' deficit of $5,256,770, an accumulated deficit of $6,986,004 and cash used in operations of $52,807. For the year ended December 31, 2006, we had a loss of $ 2,997,584, a working capital deficiency of $ 5,060,515, stockholders' deficit of $ 5,060,515, an accumulated deficit of $ 6,671,589, and cash used in operations of $94,588. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments that might result from our inability to continue as a going concern. Our continuation as a going concern is dependent upon future events, including obtaining financing (discussed above) for expansion and to implement our business plan with respect to AutoMed and Surgery Centers. If we are unable to continue as a going concern, you will lose your entire investment.

WE MAY FACE POTENTIAL LIABILITY IN CONNECTION WITH PENDING LEGAL PROCEEDINGS AND ARBITRATION PROCEEDINGS WHICH HAVE BEEN BROUGHT AGAINST US WHICH IF SUCH JUDGMENTS COME TO FRUITION MAY RESULT IN OUR ABANDONMENT OR CURTAILMENT OF OUR BUSINESS OPERATIONS

As of the filing of this report, we are a party to approximately one arbitration matter in which we brought claims against former client. There are two default judgments which we are currently litigating. If we are unable to settle or defend we do not have enough cash on hand to pay the judgments, which may be substantial, we may be forced to abandon or curtail our business operations.

WE RELY ON KEY MANAGEMENT AND THE LOSS OF SUCH KEY MANAGEMENT WILL HAVE A MATERIAL ADVSERSE EFFECT ON OUR BUSINESS OPERATIONS

Our success depends upon the personal efforts and abilities of Chandana Basu, our Chief Executive Office, Director and Treasurer. We face competition in retaining Ms. Basu and in attracting new personnel should Ms. Basu choose to leave us. There is no assurance that we will be able to retain and/or continue to adequately motivate Ms. Basu in the future. The loss of Ms. Basu or our inability to continue to adequately motivate her could have a material adverse effect on our business and operations.

BECAUSE MS. CHANDANA BASU OWNS 81.0% OF OUR OUTSTANDING COMMON STOCK, SHE WILL EXERCISE CONTROL OVER CORPORATE DECISIONS THAT MAY BE ADVERSE TO OTHER MINORITY SHAREHOLDERS

Chandana Basu, our Chief Executive Officer and Treasurer, owns approximately 81.0% of our issued and outstanding shares of common stock. Accordingly, she will exercise control in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Basu may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other shareholders.

NOTWITHSTANDING THE RECENT FINANCING AND FUTURE RECEIPTS OF SUCH FINANCING THAT WE MAY RECEIVE, WE MAY NEED TO RAISE ADDITIONAL FUNDS TO THE EXTENT THAT CURRENT CASH FLOWS ARE INSUFFICIENT TO CONTINUE OPERATION AND TO FUND FUTURE ON-GOING OPERATIONS OR WE MAY BE UNABLE TO FULLY EXECUTE OUR PLAN OF OPERATION

Based on our recent financing, we anticipate that our cash flows from the financing and our operations will be not be adequate to satisfy our capital requirements for current operations for the next twelve (12) months. To the extent that the financing and the funds generated by our on-going operations are insufficient to fund our future operating requirements, it may be necessary to raise additional funds, through public or private financings. Without sufficient capital we will be unable to develop and fully execute our business plan as set forth herein.

OUR CHARTER PROVIDES INDEMFICATION TO OUR OFFICERS AND DIRECTORS

Our articles of incorporation limit and indemnify against the personal liability of our officers and directors for monetary damages for breach of fiduciary duty of care as officers and directors, subject to certain exceptions, to the fullest extent allowed by Nevada law. Accordingly, except in limited circumstances, our officers and directors may not be liable to the company’s liabilities.

OUR RECENT FINANCING REQUIRED THIS REGISTRATION STATEMENT TO BECOME EFFECTIVE WITHIN 120 DAYS AFTER THE INITIAL CLOSING DATE OF JUNE 29, 2006 AND AS THIS FAILED TO HAPPEN WE ARE IN DEFAULT AND BEGAN INCURRING LIQUIDATED DAMAGES

We recently received financing from the selling security holders listed in this document. Such financing requires us to file this registration statement and have the registration statement declared effective by the SEC within 120 days of the closing of the financing, which occurred on June 29, 2006. As this registration statement was not declared effective by October 27, 2006, we began incurring liquidated damages equal to 2% of the principal of the promissory notes issued for each 30 day period that this registration statement was not declared effective after October 27, 2006.

THE CONVERSION OF THE PROMISSORY NOTES BASED ON OUR RECENT FINANCING IS BASED ON AN AVERAGE OF THE CLOSING BID PRICE OF OUR INTRA DAY TRADING PRICES OF OUR COMMON STOCK OVER A CERTAIN PERIOD OF TIME PRIOR TO CONVERSION AND THE DECREASE OF THE INTRA DAY TRADING PRICE WILL RESULT IN ISSUANCE OF A SIGNIFICANT INCREASE OF SHARES RESULTING IN DILUTION TO OUR SHAREHOLDERS

The conversion of the promissory notes in our recent financing is based on the average of the lowest three intra-day trading prices of our common stock for the 20 trading days before a conversion of the promissory notes. The price of our common shares may fluctuate and the lower intra-day trading price in the future will result in a conversion ratio resulting in issuance of a significant amount of our common shares to the promissory note holders. This will result in our present shareholders being diluted.

IF THERE’S A MARKET FOR OUR COMMON STOCK, OUR STOCK PRICE MAY BE VOLATILE.

If there’s a market for our common stock, we anticipate that such market would be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)

actual or anticipated variations in our results of operations;

(2)

our ability or inability to generate new revenues;

(3)

increased competition; and

(4)

conditions and trends in the medical billing industry.

Further, because our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

•

Make a suitability determination prior to selling a penny stock to the purchaser;

•

Receive the purchaser’s written consent to the transaction; and

•

Provide certain written disclosures to the purchaser.

SELLING SHAREHOLDERS MAY IMPACT OUR STOCK VALUE THROUGH THE EXECUTION OF SHORT SALES WHICH MAY DECREASE THE VALUE OF OUR COMMON STOCK

 Short sales are transactions in which a selling shareholder sells a security it does not own. To complete the transaction, a selling shareholder must borrow the security to make delivery to the buyer. The selling shareholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling shareholder. If the underlying security goes down in price between the time the selling shareholder sells our security and buys it back, the selling shareholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling shareholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. The selling shareholders in this registration statement could short the stock by borrowing and then selling our securities in the market, and then converting the stock through either the Note or Warrants at a discount to replace the security borrowed. Because the selling shareholders control a large portion of our common stock, the selling shareholders could have a large impact on the value of our stock if they were to engage in short selling of our stock. Such short selling could impact the value of our stock in an extreme and volatile manner to the detriment of other shareholders.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR SHARES OF COMMON STOCK AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL

Sales of substantial amounts of shares of our common stock in the public market could decrease the prevailing market price of our common stock. If this is the case, investors in our shares of common stock may be forced to sell such shares at prices below the price they paid for their shares, or in the case of the investors in the June 2006 financing, prices below the price they converted their notes and warrants into shares. In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the OTC Bulletin Board under the symbol “HBSV.” Prior to January 12, 2005, our trading symbol was “WFLD.” The following table sets forth the range of high and low bid quotations for the periods indicted below. These quotations as reported by the OTC Bulletin Board reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

YEAR	QUARTER	HIGH	LOW

2007	First	$ 0.015	$ 0.007

2006	First	$ 0.075	$ 0.065
2006	Second	0.065	0.02
2006	Third	0.04	0.02
2006	Fourth	0.0325	0.015

2005	First	$ 0.07	$ 0.06
2005	Second	0.15	0.11
2005	Third	0.13	0.11
2005	Fourth	0.20	0.17

2004	First	$ 0.05	$ 0.01
2004	Second	1.01	0.20
2004	Third	1.01	0.20
2004	Fourth	0.45	0.10

As of May 17, 2007 in accordance with our transfer agent records, we had 78 shareholders of record. Such shareholders of record held 50,390,450 shares of our common stock. We have no outstanding warrants or options to purchase our securities, other than the common stock issuable upon the conversion of promissory notes and the exercise of warrants being registered in this registration statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of July 31, 2007, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	None
Plans approved by
Security holders

Equity compensation	None
Plans not approved
By security holders
Total

DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

•

Make a suitability determination prior to selling a penny stock to the purchaser;

•

Receive the purchaser’s written consent to the transaction; and

•

Provide certain written disclosures to the purchaser.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This report contains forward looking statements within the meaning of section 27a of the securities act of 1933, as amended and section 21e of the securities exchange act of 1934, as amended. The company's actual results could differ materially from those set forth on the forward looking statements as a result of the risks set forth in the company's filings with the Securities and Exchange Commission, general economic conditions, and changes in the assumptions used in making such forward looking statements.

OVERVIEW

Winfield Financial Group, Inc. (the "Registrant") was incorporated in the State of Nevada on May 2, 2000. Prior to the Acquisition, discussed below, the Registrant was a business broker, primarily representing sellers and offering its clients' businesses for sale. As a result of the Acquisition, the Registrant changed its business focus.

On  April 7, 2004 , the Registrant filed Articles of Exchange with the State of  Nevada to take effect on such date. Under the terms of the Articles of Exchange, the Registrant was to acquire Vanguard Commercial, Inc., a  Nevada corporation ("Vanguard") whereby the Registrant was to issue 197,000 of its shares of Common Stock in exchange for all of the issued and outstanding Common Stock of Vanguard. Robert Burley, a former Director of the Registrant and the Registrant's former President, Chief Executive Officer and Treasurer is also an officer and director of Vanguard. Subsequent to the effective date of the exchange with Vanguard, the Registrant and Vanguard mutually agreed to rescind the transaction. The Registrant filed a Certificate of Correction with the State of Nevada rescinding the exchange with Vanguard, which never took place and the Registrant never issued any of its shares with respect thereto.

On April 22, 2004, the Registrant amended its Articles of Incorporation to increase the authorized shares to Fifty Million (50,000,000) shares of Common Stock, to reauthorize the par value of $.001 per share of Common Stock and to reauthorize 5,000,000 shares of preferred stock with a par value of $.001 per share of preferred stock.

On  April 23, 2004 , the Registrant acquired 100% of the issued and outstanding shares of Healthcare Business Services Groups, Inc., a  Delaware corporation ("Healthcare"). As part of the same transaction on May 7, 2004, the Registrant acquired 100% of the issued and outstanding shares of AutoMed Software Corp., a Nevada corporation ("AutoMed"), and 100% of the membership interests of Silver Shadow Properties, LLC, a Nevada single member limited liability company ("Silver Shadow"). The transactions are collectively referred to herein as the "Acquisition." The Registrant acquired Healthcare, AutoMed, and Silver Shadow from Chandana Basu, the sole owner, in exchange for 25,150,000 newly issued treasury shares of the Registrant's Common Stock. The term "Company" shall include a reference to Winfield Financial Group, Inc., Healthcare, AutoMed and Silver Shadow unless otherwise stated. Healthcare, AutoMed and Silver Shadow are sometimes collectively referred to herein as "HBSGII."

On June 21, 2004, the Registrant entered into an agreement with Robert Burley (former Director, President and Chief Executive Officer of the Registrant) and Linda Burley (former Director and Secretary of the Registrant) whereby the Registrant agreed to transfer certain assets owned by the Registrant immediately prior to the change in control in consideration for Mr. and Mrs. Burley's cancellation of an aggregate of 2,640,000 of their shares of the Registrant's Common Stock. The Registrant transferred the following assets to Mr. and Mrs. Burley: i) the right to the name "Winfield Financial Group, Inc." and ii) any contracts, agreements, rights or other intangible property that related to the Registrant's business operations immediately prior to the change in control whether or not such intangible property was accounted for in the Registrant's financial statements. After the issuance of shares to Ms. Basu and the cancellation of 2,640,000 shares of Mr. and Mrs. Burley, there were 28,774,650 shares of the Registrant's  Common Stock outstanding. As a result of these transactions, control of the Registrant shifted to Ms. Basu. Ms. Basu currently owns 25,150,000 shares (or approximately 81.1%) out of 31,040,150 of the Registrant's issued and outstanding Common Stock.

On January 5, 2005, the Registrant changed its name to Healthcare Business Services Groups, Inc. The Registrant is a holding company for HBSGI. The business operations discussed herein are conducted by HBSGI. The Registrant, through HBSGI, is engaged in the business of providing medical billing services to healthcare providers in the  United States.

On July 13, 2007 the Company's Board of Director approved a resolution to discontinue all of its billing service effective June 30, 2007. The accompanying financial statements have been reclassified accordingly and presented as a discontinued operations. The Company's other three subsidiaries Silver Shadow, AutoMed and Alta Vista are dormant companies and are also reclassified as part of discontinued operations as of June 30, 2007.

The Company is a medical billing service provider that for over fourteen years has assisted various healthcare providers to successfully enhance their billing function. The Company has a diversified market base with headquartered in  Upland , California . The Company has developed a proprietary medical billing software system named AutoMed®. The Company has installed, and is currently ready to market and install, AutoMed® at some of the Company's existing medical billing clients. The Company expects that after this software is launched, revenues will grow substantially over the next three to five years extending its billing model into the technology era.

RESULTS OF OPERATIONS

SIX MONTH PERIOD ENDED JUNE  30,  2007 COMPARED TO SIX MONTH PERIOD ENDED JUNE 30, 2006

Net revenue was 544,064 and net loss was (314,415) or basic and diluted net income per share of $(0.01) for the six month period ended June 30, 2007 as compared to net revenue was $645,617 and net loss of $ (419,151) (or basic and diluted net loss per share of $0.01 for the same period in 2006. The net income for the six month period ending June 30, 2007 is because of the change in fair value of derivative liability associated with the $ 1,300,000 note. Total asset was $59,763.

LIQUIDITY AND CAPITAL RESOURCES

The Company had total current liabilities of $ 5,256,770 as of June 30, 2007, consisting of accounts payable and accrued expenses of $ 1,593,736 litigation accrual of $ 209,001, line of credit of $92,968, note payable to third parties of $ 1,412,454, due to officer of $ 610,863 and $ 1,410,479 in derivative liability related to $ 1,300,000 note and 50,000,000 warrants associated with the note.

The Company has two revolving lines of credit from two financial institutions for $50,000 and $75,000. The credit lines are unsecured and bear an annual interest rate of 10.75% and 16.24%, respectively. The credit lines are personally guaranteed by the CEO of the Company. The Company has borrowed $18,065 and $ 75,452 from the credit lines as of June 30, 2007.

On June 27, 2006, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the “Investors”). Under the terms of the Securities Purchase Agreement, the Investors purchased an aggregate of (i) $2,000,000 in callable convertible secured notes (the “Notes”) and (ii) warrants to purchase 50,000,000 shares of our common stock (the “Warrants”).

Pursuant to the Securities Purchase Agreement, the Investors purchased the Notes and Warrants in three trenches as set forth below:

1. At closing, on July 1, 2006 ("Closing"), the Investors purchased Notes aggregating $700,000 and warrants to purchase 17,500,000 shares based on the prorate shares of our common stock;

2. On August 8, 2006 the investors purchased Notes aggregating $600,000 and warrants to purchase 15,000,000 shares based on the prorate shares of our common stock and, Upon effectiveness of the Registration Statement, the Investors will purchase Notes aggregating $700,000 as per Financing Documents, however the investors informed the Company that due to the number of shares being registered they will not be able to fund entire $700,000 but willing to fund $200,000 upon effectiveness.

The Notes carry an interest rate of 6% and a maturity date of June 27, 2009. The notes are convertible into our common shares at the Applicable Percentage of the average of the lowest three (3) trading prices for our shares of common stock during the twenty (20) trading day period prior to conversion. The “Applicable Percentage” means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing.

The Company has an option to prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the market price is at or below $.05 per share. In addition, in the event that the average daily price of the common stock, as reported by the reporting service, for each day of the month ending on any determination date is below $.05, the Company may prepay a portion of the outstanding principal amount of the Notes equal to 101% of the principal amount hereof divided by thirty-six (36) plus one month’s interest. Exercise of this option will stay all conversions for the following month. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, the Company has granted the investors a security interest in substantially all of its assets and intellectual property as well as registration rights.

The Company simultaneously issued to the Investors seven year warrants to purchase 32,500,000 shares of common stock at an exercise price of $.07.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s common stock.

The Company has received the $ 1,300,000 through June 30, 2007.

YEAR ENDED DECEMBER 31, 2006 COMPARED TO YEAR ENDED DECEMBER 31, 2005

Revenue for the year ended December 31, 2006 were $ 1,011,644 compared to $ 1,565,262 for the same period in 2005. The decrease in revenues was due to reduction in collections from the customers and hence decrease in commissions earned during the year ended December 31, 2006 as compared to same period in 2005. The Company expects to earn higher revenues in future since it has hired more marketing representatives. The revenues are recognized on accrual basis of accounting.

General & administrative ("G&A") expense for the year ended December 31, 2006 was $ 1,430,130 compared to $ 1,758,137 for the same period in 2005. The decrease in G&A expenses in 2006 was due to decrease in costs incurred by the Company in marketing the company's business as well as legal fees paid against settlement of various litigations.

Depreciation and amortization was $ 118,459 for the year ended December 31, 2006 as compared to $ 101,347 for the same period in 2005. The depreciation and amortization expense is consistent with the prior year since the assets are being depreciated straight line over the life.

Interest expense and financing costs for the year ended December 31, 2006 was $ 2,201,173 compared to $ 80,559 for the same period in 2005. The increase in interest expense and financing costs are due to $ 1,300,000 note that Company borrowed during the year.

Net loss was $ 2,997,584 (or basic and diluted net loss per share of $(0.05) for the year ended December 31, 2006 as compared to net loss of $ 1,236,297 (or basic and diluted net loss per share of $0.04) for the same period in 2005. Net loss for the year ended December 31, 2006 was higher as compared to the corresponding period in the last year since the Company incurred more expenses in marketing the business.

BUSINESS - OUR COMPANY

A SUMMARY OF WHAT WE DO

BACKGROUND

We were incorporated in the State of Nevada on May 2, 2000, as Winfield Capital Group, Inc. On June 6, 2001, we filed a Certificate of Amendment to our Articles of Incorporation to affect a name change to “Winfield Financial Group, Inc.” On April 23, 2004, we acquired 100% of the equity interest of Healthcare Business Services Groups, Inc. (“Healthcare”). As part of the same transaction, we acquired 100% of the equity interest of AutoMed Software Corp. (“AutoMed”) and Silver Shadow Properties, LLC (“Silver Shadow”) on May 7, 2004. Prior to the Acquisition (defined below), we were a business broker, primarily representing sellers and offering our clients’ businesses for sale. As a result of the acquisition, we changed our business focus to medical billing. On January 7, 2005, we filed a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State and changed our name to “Healthcare Business Services Groups, Inc.”

On April 23, 2004, we acquired 100% of the issued and outstanding shares of Healthcare Business Services Groups, Inc., a Delaware corporation (“Healthcare”). As part of the same transaction on May 7, 2004, we acquired 100% of the issued and outstanding shares of AutoMed Software Corp., a Nevada corporation (“AutoMed”), and 100% of the membership interests of Silver Shadow Properties, LLC, a Nevada single member limited liability company (“Silver Shadow”). The transactions are collectively referred to herein as the “Acquisition.” We acquired Healthcare, AutoMed, and Silver Shadow from Chandana Basu, the sole owner, in exchange for 25,150,000 newly issued treasury shares of our common stock. As a result of the Acquisition, we changed our business focus. Healthcare, AutoMed and Silver Shadow are sometimes collectively referred to herein as “HBSGI.” During the year, we transferred the real estate and construction with historical cost of $488,137 and the loan associated with the real estate worth $250,000 with accrued interest of $12,500 to an officer of ours.

On June 21, 2004, we entered into an agreement with Robert Burley (our former Director, President and Chief Executive Officer) and Linda Burley (our former Director and Secretary) whereby we agreed to transfer certain assets owned by us immediately prior to the change in control in consideration for Mr. and Mrs. Burley’s cancellation of an aggregate of 2,640,000 of their shares of our common stock. We transferred the following assets to Mr. and Mrs. Burley: i) the right to the name “Winfield Financial Group, Inc.” and ii) any contracts, agreements, rights or other intangible property that related to our business operations immediately prior to the change in control whether or not such intangible property was accounted for in our financial statements. After the issuance of shares to Ms. Basu and the cancellation of 2,640,000 shares of Mr. and Mrs. Burley’s common stock, there were 29,774,650 shares of our common stock outstanding. As a result of these transactions, control of us shifted to Ms. Basu. Ms. Basu currently owns 28,750,000 shares (or approximately57.11%) out of 50,340,450 shares of our issued and outstanding common stock.

We are a holding company for HBSGI. The business operations discussed herein are conducted by HBSGI. Through HBSGI, we are engaged in the business of providing medical billing services to health care providers in the United States.

DESCRIPTION OF OUR FORMER BUSINESS OPERATIONS

Prior to the Acquisition of Healthcare, AutoMed, and Silver Shadow (described above), we operated as a business broker, primarily representing sellers and offering our clients’ businesses for sale. We limited our business to asset sale transactions and not transactions in which businesses are sold through the sale of stock.

THE BUSINESS

DESCRIPTION OF OUR CURRENT BUSINESS OPERATIONS

As a result of the Acquisition, discussed above, we operate as a medical billing service provider which attempts to assist various health care providers to enhance their billing functions. We have a diversified market base with customers in Texas, California, Florida, New York and Washington. We have developed a proprietary medical billing software system named AutoMed. We have beta tested AutoMed, are currently using AutoMed in-house for our billing services.

On July 13, 2007 the Company's Board of Director approved a resolution to discontinue all of its billing service effective June 30, 2007. The accompanying financial statements have been reclassified accordingly and presented as a discontinued operations. The Company's other three subsidiaries Silver Shadow, AutoMed and Alta Vista are dormant companies and are also reclassified as part of discontinued operations as of June 30, 2007.

DESCRIPTION OF OUR PRINCIPAL PRODUCTS AND SERVICES

We are a medical reimbursement consulting firm dedicated to helping medical practices become more efficient and save money by allowing them to out-source their insurance processing and medical billing functions. We currently provide medical billing services (“Medical Billing”) to various health care providers within the United States. We are in the process of entering into another new line of business: the research, development and marketing of our proprietary medical billing software (“AutoMed”).

Our traditional core competency is Medical Billing.  With Medical Billing, we have a track record of assisting various health care providers to enhance their billing function. We also continue to increase relationships with physicians and medical specialty practices around the country to provide our Medical Billing services.

COMPETITIVE BUSINESS CONDITIONS

MEDICAL BILLING

Due to today’s extremely competitive healthcare industry, many healthcare providers are outsourcing their billing operations. Medical billing services exist to help healthcare providers better manage their medical practices. These services relieve medical professionals of tedious detail work, but rarely do they offer a means to substantially maximize the medical practice’s bottom line.

Medical billing companies generally gather patient information and billing details from a physician or clinic and submit these details to insurance carriers for payment. A billing company may also submit statements to a patient for payment of the patient’s portion. We distinguish ourselves from other billing agencies in the industry as a customized billing agency and a “one-stop shopping” service for all medical practice collection functions. We consider our medical billing service to be the key to our clients getting paid accurately, efficiently and quickly by private and government administered insurance companies.

We provide a customized medical billing service that can be fine tuned to any medical practice or specialty. In addition to billing and collection, we also provide a wide range services including:

•

Delinquent account management

•

Surgery center setup and management

•

Assessment of practice cash flow

•

Practice management

•

Health Maintenance Organization (HMO), Preferred Provider Organization (PPO) and capitation contract management

•

Business Auditing

The medical billing business is labor intensive; however, we believe that our clients collect more revenue than they otherwise would collect without our services. Due to this benefit to our clients, Healthcare has experienced continued growth since its inception. By outsourcing the medical billing function, we believe that our clients have been able to maximize their return from insurance carriers, and to allocate their office staff capacity to more crucial tasks.

AUTOMED

We initially designed AutoMed to satisfy our custom medical billing needs. We began implementing AutoMed in our Medical Billing line of business in July 2003. We have been using AutoMed since October 2003 for all new medical billing. We intend to use AutoMed for other aspects of medical office management as well. We are currently beta testing certain aspects of AutoMed at existing medical billing clients and developing certain other aspects of AutoMed.

NEED FOR GOVERNMENTAL APPROVAL AND THE EFFECTS OF GOVERNMENT REGULATIONS

We offer medical business services which are subject to the compliance requirements of the Health Insurance Portability and Accountability Act (“HIPPA”) and the billing guidelines of the Health Care Financing Administration (“HCFA”). As a result, Medical Billing and AutoMed are subject to government regulation and government approval. Although we have completed developing AutoMed, we are also subject to various federal laws regarding the development of Surgery Centers as well as state and local zoning laws and potentially state and local laws governing the need for such facilities.

RESEARCH & DEVELOPMENT OVER THE PAST TWO YEARS

We have spent less than 10% of our time during the last two years on research and development. We have generated a predominate portion of our business through word of mouth.

EMPLOYEES

We have a total of 13 full-time employees, none of which are members of any union in connection with our operations. We may hire four to five employees in the next twelve months, if the need for additional employees arises.

RECENT FINANCING

On June 29, 2006, we completed financing agreements by executing several callable convertible promissory notes with the following entities: AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC.  . The notes are convertible into shares of our common stock. The conversion price is based on the average of the lowest three intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 40%. The timing of the conversion is at the option of the holder. The notes are secured by a grant of a general security interest in all of our assets both tangible and intangible.

In addition, we are to issue stock purchase warrants convertible into shares of our common stock on a one for one basis. The exercise price is $.07 per share and the term of the warrants is seven years. The warrants are cashless and we are not required to register them.

A consulting firm, Fairhills Capital based in New York, received a commission of $70,000 (10% of the initial proceeds of $700,000) for arranging this financing.

To date, we have received proceeds of $700,000 under the terms of the securities purchase agreement. We shall receive the balance as follows: (i) proceeds of $600,000 upon filing this registration statement; and (ii) proceeds of $700,000 when this registration statement is declared effective by the SEC. If the registration statement is not declared effective within 120 days after execution of the securities purchase agreement, or October 26, 2006, we must pay a penalty of 2% of the outstanding principal balance of the callable secured convertible notes for each thirty-day period that the registration statement is not declared effective.

DESCRIPTION OF PROPERTY

We currently rent office space in Upland, California.  We pay $3,337 per month for 3,800 square feet of office space in Upland, California.

LEGAL PROCEEDINGS

The Company is currently plaintiff to two and defendant to two law suits. The Company filed claims for non payment of fees by former clients due to clients diverted funds billed by compnd did n ot pay Billing fees. The Company has accrued $ 209,000 in the accompanying financials statements.

1. On July 12, 2004, Nimish Shah, M.D. d/b/a New Horizon Medical, Inc. ("New Horizon") initiated a lawsuit against the Company in the Superior Court of California, County of Los Angeles, Case No. VC 042695, styled New Horizon Medical, Inc. v. HBSGI, et al. In connection with arbitration, the Company has claimed against New Horizon the compensatory damages in the amount of $75,000 (subject to amendment), prejudgment interest, costs and attorneys' fees in an unspecified amount. New Horizon has not submitted a cross-complaint against the Company for the breach of contract alleging that there is substantial discrepancy between the amounts of bills provided by New Horizon to the Company, for the purpose of securing payment from various insurance companies, and the funds actually received from the Company. This matter was dismissed by arbitrator for non payment of arbitrator's fee.

2. In January 2004, Claimant Leonard J. Soloniuk, MD initiated an arbitration against HBSGI with the American Arbitration Association, Case No. 72 193 00102 04 TMS, styled Leonard J. Soloniuk, MD v. HBSGI

In a decision dated April 5, 2006, the arbitrator awarded HBSGI nothing against Soloniuk. The arbitrator further awarded Soloniuk $ 275,000 against the HBSGI as well as interest accruing from June 1, 2006, at the rate of ten percent per annum on the unpaid balance. The arbitrator further ordered HBSGI to reimburse Soloniuk costs in the amount of $ 1,875. Company argues that of this $275,000, $210,000 was already paid to Soloniuk since November 4, 2002, last date of payment were considered by arbitrator and therefore the judgment should be reduced accordingly. The Company can provide no assurances that it will be successful in this argument.

3. Company recently filed new legal actions against Solonuik for fraud, deception, and intentional non disclosure of money received from HBSGI collection to the arbitration hearing to gain advantage. Company also filed an application of injunction to prevent Solonuik to use HBSGI billing method. Hearing is set for May 10, 2007. Company is suing Solonuik for $750,000 plus cost of lawsuit.

4. On September 20, 1999, Mohammad Tariq, MD was granted a default judgment in the District Court of Collin County, Texas, 380th Judicial District in the amount of $280,835.10, plus prejudgment and post-judgment interest against Healthcare Business Services Group, Inc., d/b/a/ Peacock Healthcare.  Kamran Ghadimi bought the Tariq judgment in April 28, 2006 and pursuing collection in California.

This matter was settled on November 8, 2006 for $185,000. The Company paid $140,000 out of $185,000 and making payments monthly for $3,000. As of filing this report company owes 15 months of payment equal to $45,000. Case was dismissed in 2007.

5. Healthcare filed a collection action against Frank Zondlo, and Zondlo also filed across-complaint against Healthcare.  The matter is now in the discovery and law and motion stage.

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. Other than the legal proceedings listed below, we are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. However, we may become involved in material legal proceedings in the future.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

Name	Age	Position
Chandana Basu	53	Chief Executive Officer, Treasurer and Director
Arjinderpal Singh Sekhon, M.D.	58	Director
Abhijit Bhattacharya	59	Director

The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors .To the Company’s knowledge, there are no agreements or understandings for any officer or director to resign at the request of another person nor is any officer or director acting on behalf of or is to act at the direction of any other person other than in his fiduciary capacity of and for the benefit of the Company and at its direction.

Set forth below is certain biographical information regarding our executive officers and directors:

Chandana Basu – Chief Executive Officer, Treasurer and Director

Chandana Basu has served as our Chief Executive Officer and Treasurer since May 2004, after we acquired Healthcare Business Services Group, Inc. (“HBSGI”), a full-service medical billing agency and our wholly-owned subsidiary. She has served as our director since November 12, 2004. Ms. Basu incorporated HBSGI in December 1994. Ms. Basu has operated HBSGI for the past 14 years. Ms. Basu has been grown HBSGI from a core client base of doctors and hospitals in California, Florida, Washington State and Texas without the use of consistent marketing or advertising. Ms. Basu has over 14 years of experience in medical bill collecting from insurance companies. Ms. Basu also has over 14 years of experience in computer design and programming. Ms. Basu is the CEO and President of AutoMed Software Corp. and the Manager of Silver Shadow Properties, LLC, both of our wholly-owned subsidiaries. Ms. Basu received a Bachelors Degree with majors in Math, Physics and Chemistry from Bethune College in 1975. She attended the Computer Learning Center during 1978. She also received specialized education in medical billing, anesthesia billing and attended various pain management conferences. Ms. Basu is a Technical Exhibitor for the American Association of Anesthesiology.

Arjinder Paul Singh, M.D. - Director

Singh Sekhon is self-employed doctor with a specialty in pulmonary medicine. He has been a member of the United States Army Reserve for over 20 years. He has served in the Persian Gulf War and in the current military operation enduring freedom.  He received Army's highest honor upon graduation from the United States Army College recently.  During the past congressional election cycles, he has been a candidate for the U.S. House of Representatives.  Lastly, he has served as a Director of local medical clinic for the past few years.  He is a very experienced businessman.

Abhijit Bhattacharya - Director

Abhijit Bhattacharya has been affiliated with our Company for over twelve years.  In particular, he has connected the Company with several clients, has directed our marketing program, and has promoted our business at various medical conferences throughout the country.  Most recently, he has been officially appointed Vice President and is responsible for building new relationships with clients.

None of the foregoing Directors or Executive Officers has, during the past five years:

(a)

Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)

Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)

Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(d)

Been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table. The following information relates to accumulated (amount actually paid is less than accrued) compensation received by our officers in fiscal years ending December 31, 2006, 2005 and 2004 whose salary and compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

	Annual Compensation							Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus		Other Annual Compensation		Restricted Stock Award(s)	Securities Underlying Options

Chandana Basu (1)	2006	$60,000	(1)	$540,000	(1)	600,000	(4)	0	0
Chief Executive Officer, Treasurer and Director	2005	$60,000	(2)	$540,000	(2)	0		0	0
	2004	$60,000	(3)	540,000	(3)	0		0	0

(1) Chandana Basu receives a salary of $5,000 per month and a minimum bonus of $45,000 per month pursuant to an employment agreement with Healthcare.

(2) Chandana Basu is to receive a salary of $5,000 per month and a minimum bonus of $45,000 per month pursuant to an employment agreement with Healthcare.

(3) Chandana Basu is to receive a salary of $5,000 per month and a minimum bonus of $45,000 per month pursuant to an employment agreement with Healthcare.

(4) We also issued 600,000 shares of common stock valued at $42,000 to Ms. Basu pursuant to her employment agreement with us. The employment agreement provides for the issuance of 1,000,000 shares of common stock for each year. As of December 31, 2006, 400,000 shares of common stock valued at $28,500 remain issuable to her.

Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal year ended December 31, 2006.

OPTIONS GRANTS IN PRESENT FISCAL YEAR (Individual Grants)

Name	Number of securities underlying options granted (#)	Percent of total options granted to employees in last fiscal year	Exercise or base Price ($/Share)	Expiration Date

None

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal year ending December 31, 2006, by the executive officer named in the Summary Compensation Table.

Name	Shares acquired on exercise (#)	Value realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options at Fiscal Year- End ($) (1)
			Exercisable/ Unexercisable	Exercisable/ Unexercisable
None

Employment Contracts

We have an employment agreement with Chandana Basu, our Chief Executive Officer and Treasurer. The Agreement was executed on April 1, 2004 and can not be terminated by us. It shall remain in existence until Ms. Basu retires or assigns her position to others. It provides for a monthly base salary of $5,000 per month and a bonus of 25% of our gross receipts payable monthly with a minimum bonus of $45,000 per month. It also includes reimbursement of all reasonable expenses. It provides for the issuance of a minimum of 1,000,000 shares annually as per amendment of employment agreement in October 2005. As of June 30, 2007 the Company owes Ms. Basu total of $610,863 that includes notes payable to her and officer's compensation.

Based on our recent financing, we are required to purchase $2,000,000 of additional key man life insurance on the life of Chandana Basu, our Chief Executive Officer and Treasurer. Ms. Basu is in the process of undertaking a physical examination to secure the insurance policy. $20,000 has been reserved to fund the above additional insurance policy.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued for, directors in such capacity.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information derived from the named person, or from the transfer agent, concerning the ownership of common stock as of May 17, 2007, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) directors and executive officers as a group:

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership	Class (1)

Chandana Basu	28,750,000	57.11%
1126 West Foothill Blvd., Suite 105
Upland, California 91786

Abhijit Bhattacharya	3,200,000	6.35%
540 Kanoff Ave
Montara, CA 94037

Shahandana Z.U. Garcia	3,000,000	5.95%
404 ½ 8th Street
Upland, California 91786

Arjinderpal Singh Sekhon	1,000,000	1.98%(1)
1085 Grey Avenue Yuba City, CA 95991

Officers and Directors as a Group (3 persons)	32,950,000	65.45%

(1) Based on 50,340,450 shares issued and outstanding as of July 23, 2007.

Under the terms of the callable secured convertible note and the related warrants, the callable secured convertible note and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Therefore, the table does not include AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC.

SELLING SHAREHOLDERS

Selling Security Holders and Recent Financing

On June 27, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $2,000,000 that included Stock Purchase Warrants (option to purchase in the next seven years at $.07 per share) and Callable Secured Convertible Notes with AJW Capital Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. The initial funding of $700,000 was completed on June 29, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Partners, LLC invested $68,600; AJW Offshore, Ltd. invested $427,000; AJW Qualified Partners, LLC invested $195,300 and New Millenium Capital Partners II, LLC invested $9,100 The parties received the following amount of warrants: AJW Partners, LLC – 4,900,000 warrants; AJW Offshore, Ltd. –30,500,000 warrants; AJW Qualified Partners, LLC – 13,950,000 warrants; and New Millenium Capital Partners II, LLC – 650,000 warrants. The callable secured convertible notes are convertible into shares of our common stock based upon an average of the lowest three intra-day trading prices of our common stock during the 20 days immediately prior to the conversion date multiplied by a discount of 40%. The exercise price of the warrants is $.07 per share and they have a cashless exercise feature. Under the terms of the callable secured convertible note and the related warrants, the callable secured convertible notes and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934. In addition, pursuant to the Securities Purchase Agreement, we are required to purchase $2,000,000 of key man life insurance on the life of Chandana Basu. Ms. Basu will be undertaking a physical examination to secure the insurance policy.

When we filed the original registration statement, we received an additional $600,000 (evidenced by a Callable Secured Convertible Note). There is a final funding commitment of $700,000 (evidenced by a Callable Secured Convertible Note) when our registration statement becomes effective.

Upon the full subscription to the Securities Purchase Agreement, including the conversion in full of the Callable Secured Convertible Notes, the total shares being registered are 111,111,111 as follows: (i) AJW Partners, LLC – 10,888,889 shares of common stock issuable in connection with the conversion of the callable secured convertible note; (ii) AJW Offshore, Ltd. – 67,777,778 shares of common stock issuable in connection with the conversion of the callable secured convertible note; (iii) AJW Qualified Partners, LLC – 31,000,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note; and (iv) New Millenium Capital Partners II, LLC – 1,444,444 shares of common stock issuable in connection with the conversion of the callable secured convertible note.

The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of July 26, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder (11)	Shares of common stock owned prior to the offering (1)	Percent of common shares owned prior to the offering	Shares of common stock to be sold in the offering (2)		Number of shares owned after the offering	Percent of shares owned after offering
AJW Partners, LLC (7)	0	0	10,888,889	(3)	0	0%

AJW Offshore, Ltd. (8)	0	0	67,777,778	(4)	0	0%

AJW Qualified Partners, LLC (9)	0	0	31,000,000	(5)	0	0%

New Millenium Capital Partners II, LLC (10)	0	0	1,444,444	(6)	0	0%

(1)  Based on 50,390,450 shares issued and outstanding as of May 17, 2007.

(2)  The conversion has been calculated based on the maximum number of shares the investors can receive in accordance with the 6% Callable Secured Convertible Notes. The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the notes and exercise of the warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Under the terms of the notes, if the notes had actually been converted on June 27, 2006, the conversion price would have been $.018. Under the terms of the notes and the related warrants, the notes are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the notes and the warrants.

(3)  Consists of the following shares: 10,888,889 shares of common stock issuable in connection with the conversion of the callable secured convertible note.

(4)  Consists of the following shares: 67,777,778 shares of common stock issuable in connection with the conversion of the callable secured convertible note.

(5)  Consists of the following shares: 31,000,000 shares of common stock issuable in connection with the conversion of the callable secured convertible note.

(6)  Consists of the following shares: 1,444,444 shares of common stock issuable in connection with the conversion of the callable secured convertible note.

(7)  AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC.

(8)  AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Offshore Ltd.

(9)  AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC.

(10)  New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II LLC of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners, LLC.

(11)  None of the selling stockholders are broker-dealers or affiliates of broker-dealers.

PLAN OF DISTRIBUTION

All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•

ordinary brokers transactions, which may include long or short sales,

•

transactions involving cross or block trades on any securities exchange or market where our common stock is trading,

•

purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, “at the market” to or through market makers or into an existing market for the common stock,

•

in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

•

through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

•

any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $100,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 1, 2004, Ms. Basu entered into an employment agreement with Healthcare Business Services Groups, Inc., a Delaware corporation (“Healthcare”), and our wholly owned subsidiary, pursuant to which Ms. Basu serves as the Chief Executive Officer, Vice President, Chief Operations Officer and Treasurer of Healthcare. Pursuant to the employment agreement, Ms. Basu receives compensation of $5,000 per month, a bonus of 25% of the gross receipts of Healthcare payable monthly with a minimum bonus of $45,000 per month, six weeks of paid vacation, and an S500 Mercedes Benz (or equivalent type) car allowance covering all automobile related expenses, and annual equity based compensation of a minimum of one (1) million shares of common stock of Healthcare.

 On January 13, 2005, our majority shareholder and Chief Executive Officer, Chandana Basu voted her shares to adopt our Amended 2004 Stock Option Plan ("Option Plan"). Pursuant to the Option Plan, Ms. Basu is eligible to receive 1,250,000 shares of our common stock in connection with that Option Plan.

Other than as noted above, none of the directors, executive officers or any member of the immediate family of any director or executive officer has been indebted to us since its inception. We have not and do not intend to enter into any additional transactions with our management or any nominees for such positions. We have not and do not intend to enter into any transactions with our beneficial owners.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

We are presently authorized to issue 750,000,000 shares of $.001 par value common stock. As of July 23, 2007, based on our transfer agent records, we had 50,340,450 shares of common stock issued and outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock

We are presently authorized to issue 5,000,000 shares of Preferred Stock, $.001 par value. As of July 23, 2007, we have no shares of Preferred Stock issued and outstanding.

The characteristics of our Preferred Stock have not been determined by our Board of Directors.

Convertible Notes

On June 27, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $2,000,000 that included Stock Purchase Warrants and Callable Secured Convertible Notes with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC. The initial funding of $700,000 was completed on June 29, 2006 with the following parties and evidenced by callable secured convertible notes: AJW Partners, LLC invested $68,600; AJW Offshore, Ltd. invested $427,000; AJW Qualified Partners, LLC invested $195,300 and New Millenium Capital Partners II, LLC invested $9,100. The parties received the following amount of warrants: AJW Partners, LLC – 4,900,000 warrants; AJW Offshore, Ltd. – 30,500,000 warrants; AJW Qualified Partners, LLC – 13,950,000 warrants; and New Millenium Capital Partners II, LLC – 650,000 warrants. The callable secured convertible notes are convertible into shares of our common stock based upon an average of the lowest three intra-day trading prices of our common stock during the 20 days immediately prior to the conversion date multiplied by a discount of 40%. The exercise price of the warrants is $.07 per share and they have a cashless exercise feature. When we filed the original Form SB-2, we received an additional $600,000 (evidenced by a Callable Secured Convertible Note). There is a final funding commitment of $700,000 (evidenced by a Callable Secured Convertible Note) when our registration statement becomes effective.

Security Purchase Warrants

Based on our recent financing, we have issued 50,000,000 warrants to date.

Each Warrant entitles to holder to one share of our common stock at an exercise price is $.07 and is exercisable for seven years from the date of issuance. The Warrants have a cashless exercise feature.

These Warrants are not being registered for resale at this time.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years ending December 31, 2006 and December 31, 2005, there have been no disagreements with Kabani & Company, Inc., our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

TRANSFER AGENT

Our transfer agent is Pacific Stock Exchange. Their telephone number is (702) 433-1228

EXPERTS

The financial statements included in this prospectus have been audited by Kabani & Company, Inc., independent auditors, as stated in their report appearing herein and elsewhere in the registration statement, which report expresses an unqualified opinion and has been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. Weed & Co. LLP has given an opinion on the validity of the securities being registered, but has not given an opinion on other legal matters concerning the registration or offering of the securities.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

PART I - FINANCIAL STATEMENTS

HEALTHCARE BUSINESS SERVICES GROUPS INC.

 CONSOLIDATED BALANCE SHEET

June 30, 2007

(Unaudited)

ASSETS
ASSETS	$ -

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Net liabilities of discontinued operations	$ 5,256,770

COMMITMENTS & CONTINGENCIES	-

STOCKHOLDERS' DEFICIT
Preferred stock, $0.001 par value; Authorized shares 5,000,000,
none issued and outstanding	-
Common stock, $0.001 par value; Authorized shares 750,000,000,
50,340,450 shares issued and outstanding	50,340
Additional paid in capital	1,608,144
Shares to be issued	70,750
Accumulated deficit	(6,986,004)
Total stockholders' deficit	(5,256,770)
$ -

The accompanying notes are an integral part of these condensed consolidated financial statements.

3

HEALTHCARE BUSINESS SERVICES GROUPS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three month periods		For the six month periods ended
	June 30		June 30
	2007	2006	2007	2006

Other income (expenses):
Interest expense and financing cost	$ (79,200)	$ (11,369)	$ (106,699)	$ (29,124)
Change in fair value of derivative liability	4,658	-	328,110	-
Total other income (expenses)	(74,542)	(11,369)	221,411	(29,124)

Provision for income taxes	-	-	800	1,700

Loss from Discontinued Operations	(400,138)	(190,441)	(535,026)	(388,327)

Net loss	$ (474,680)	$ (201,810)	$ (314,415)	$ (419,151)

Loss per share:
Basic & diluted net loss per share from discontinued operations	$ (0.01)	$ (0.01)	$ (0.01)	$ (0.01)

Basic & diluted weighted average number of
common stock outstanding	40,512,450	33,960,197	37,218,351	33,960,176

* Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities are anti-dilutive.

The accompanying notes are an integral part of these condensed consolidated financial statements.

4

HEALTHCARE BUSINESS SERVICES GROUPS INC.

 CONSOLIDATED STATEMENTS OF CASH FLOWS

 (Unaudited)

	For the six month periods ended
	June 30
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (314,415)	$ (419,151)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	48,313	58,681
Issuance of shares for service	114,660	12
Amortization of shares for issued for consulting	-	37,500
Shares to be issued for compensation	3,500	26,250
Change in fair value of derivative liability	(328,003)	-
(Increase) decrease in current assets:
Receivables	-	4,458
Other assets	-	(49,182)
Increase in current liabilities:
Accounts payable and accrued expenses	265,940	254,443
Litigation accrual	(116,000)	(55,000)
Accrued officer compensation	273,198	-
Net cash used in operations of discontinued activities	(52,807)	(141,989)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities of discontinued operations	(24,292)	-
		-
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of notes payable	-	(62,874)
Proceeds from notes payable related party	80,000	-
Payment of line of credit	(2,901)	(11,074)
Net cash provided by (used in) financing activities of discontinued activities	77,099	(73,948)

NET (DECREASE) IN CASH & CASH EQUIVALENTS	-	(215,937)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	-	303,123

CASH & CASH EQUIVALENTS, ENDING BALANCE	$ -	$ 87,186

Supplementary Information:
Cash paid during the year for:
Interest paid	$ -	$ 5,122
Income taxes paid	$ -	$ 1,700

The accompanying notes are an integral part of these condensed consolidated financial statements.

5

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization and Nature of Business

The Company was incorporated in the State of  Nevada on  May 2, 2000, as Winfield Capital Group, Inc. On June 6, 2001 , the Company filed a Certificate of Amendment to its Articles of Incorporation to affect a name change to "Winfield Financial Group, Inc." On  April 23, 2004 , the Company acquired 100% of the equity interest of Healthcare Business Services Groups, Inc. ("Healthcare"). As part of the same transaction, the Company acquired 100% of the equity interest of AutoMed Software Corp. ("AutoMed") and Silver Shadow Properties, LLC ("Silver Shadow") on May 7, 2004 . Prior to the Acquisition (defined below), the Company was a business broker, primarily representing sellers and offering its clients' businesses for sale. As a result of the acquisition, the Company changed its business focus to medical billing. On January 7, 2005 , the Company filed a Certificate of Amendment to its Articles of Incorporation, with the Nevada Secretary of State and changed its name to "Healthcare Business Services Groups, Inc."

On April 23, 2004, the Company acquired 100% of the issued and outstanding shares of Healthcare Business Services Groups, Inc., a Delaware corporation ("Healthcare"). As part of the same transaction on May 7, 2004, the Company acquired 100% of the issued and outstanding shares of AutoMed Software Corp., a Nevada corporation ("AutoMed"), and 100% of the membership interests of Silver Shadow Properties, LLC, a Nevada single member limited liability company ("Silver Shadow"). The transactions are collectively referred to herein as the "Acquisition." The Company acquired Healthcare, AutoMed, and Silver Shadow from Chandana Basu, the sole owner, in exchange for 25,150,000 newly issued treasury shares of the Company's Common Stock. As a result of the Acquisition, the Company has changed its business focus. The term "Company" shall include a reference to Healthcare Business Services Groups, Inc. (the "Company").

The merger of the Company with Healthcare Business Services Groups Inc., has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of Healthcare Business Services Groups Inc. obtained control of the consolidated entity. Accordingly, the merger of the two companies has been recorded as a recapitalization of the Healthcare Business Services Groups Inc., with Healthcare Business Services Groups Inc.  being treated as the continuing entity. The continuing company has retained December 31 as its fiscal year end.

Healthcare was a medical billing service provider that for over fifteen years had assisted various health care providers to successfully enhance their billing function.

On July 13, 2007 the Company’s Board of Director approved a resolution to discontinue all of its billing effective June 30, 2007. The accompanying financial statements have been reclassified accordingly and presented as a discontinued operations. The Company’s other three subsidiaries Silver Shadow, AutoMed and Alta Vista are dormant companies and are also reclassified as part of discontinued operations as of June 30, 2007. (See note 4 for details)

6

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, AutoMed Software Corp., and Silver Shadow Properties, LLC. All significant inter-company accounts and transactions have been eliminated in consolidation. The acquisition of Healthcare Business Services Groups Inc. on May 7, 2004, has been accounted for as a purchase and treated as a reverse acquisition. The historical results for the six months periods ended June 30, 2007 and 2006 include Healthcare Business Services Groups Inc. and the Company.

BASIS OF PRESENTATION

The unaudited consolidated financial statements have been prepared by Healthcare Business Services Groups Inc., (herein referred to as “Healthcare” or “Company”), in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-QSB and Regulation S-B as promulgated by the Securities and Exchange Commission (“SEC”).  Accordingly, these consolidated financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements.  These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto include on Form 10-KSB for the year ended December 31, 2006.  In the opinion of management, the unaudited interim consolidated financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.   The results of the six month period ended June 30, 2007 are not necessarily indicative of the results to be expected for the full year ending December 31, 2007.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statements disclosures.  While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates.

(C) Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin SAB 104.  All revenue is recognized when persuasive evidence of an arrangement exists, the service or sale is complete, the price is fixed or determinable and collectibility is reasonably assured.  Revenue is derived from collections of medical billing services.  Revenue is recognized when the collection process is complete which occurs when the money is collected  and recognized on a net basis.

7

License Revenue - The Company recognizes revenue from license contracts when a non-cancelable, non-contingent license agreement has been signed, the software product has been delivered, no uncertainties exist surrounding product acceptance, fees from the agreement are fixed and determinable and collection is probable.  Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs.  If no such objective evidence exists, revenues from the arrangements are not recognized until the entire arrangement is completed and accepted by the customer.  Once the amount of the revenue for each element is determined, the Company recognizes revenues as each element is completed and accepted by the customer.  For arrangements that require significant production, modification or customization of software, the entire arrangement is accounted for by the percentage of completion method, in conformity with Accounting Research Bulletin (“ARB”) No. 45 and SOP 81-1.

Services Revenue - Revenue from consulting services is recognized as the services are performed for time-and-materials contracts and contract accounting is utilized for fixed-price contracts.  Revenue from training and development services is recognized as the services are performed.  Revenue from maintenance agreements is recognized ratably over the term of the maintenance agreement, which in most instances is one year.

(D) Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”.  Basic net loss per share is based upon the weighted average number of common shares outstanding.  Dilution is computed by applying the treasury stock method.  Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

(E) Reclassifications

For comparative purposes, prior years' consolidated financial statements have been reclassified to conform to report classifications of the current year.

(F) New Accounting Pronouncements

In February 2007, FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. FAS159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted subject to specific requirements outlined in the new Statement. Therefore, calendar-year companies may be able to adopt FAS 159 for their first quarter 2007 financial statements.

8

The new Statement allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. FAS 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 `Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans--an amendment of FASB Statements No. 87, 88, 106, and 132(R)' This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

1.

A brief description of the provisions of this Statement

2.

The date that adoption is required

3.

The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

9

In September 2006, FASB issued SFAS 157 `Fair Value Measurements'. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

NOTE 2  STOCKHOLDERS' DEFICIENCY

Common Stock

The Company is presently authorized to issue 750,000,000 shares of $0.001 par value Common Stock.  The Company currently has 33,960,450 common shares issued and outstanding.  The holders of common stock, and of shares issuable upon exercise of any Warrants or Options, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore.  No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of the Company nor is any common shares subject to redemption or convertible into other securities of the Company.  Upon liquidation, dissolution or winding up of the Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.  All shares of common stock now outstanding are fully paid, validly issued and non-assessable.  Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote.  Holders of the Company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

During the six months period ended June 30,  2007, the  Company  issued 16,380,000 restricted common shares to the following in consideration for services performed.

Shares issued to	Number of shares
Directors (2)	1,500,000
*Director and Husband	3,000,000
CEO and Director	3,000,000
*Ex-Employee, Son	1,000,000
*Ex-Employee, Daughters (2)	3,000,000
*Ex-Employee, Son in law	200,000
Ex-employees (8)	955,000
Contractors (6)	3,725,000
Total	16,380,000

* The above are in relationship to the CEO and Director of the Company.

10

The Company recorded 16,380,000 shares at the fair market value of $114,660 as compensation expense.

The Company  also recorded $ 3,500 as officer compensation for 500,000 shares to be issued  pursuant  to  the  employment  agreement.  The officer is entitled to 1,000,000 shares every year pursuant to the employment agreement. The value of the  stock  is  based  on  the  market  value at  June  30,  2007.

Class B Preferred Stock

The Company’s Articles of Incorporation (Articles”) authorize the issuance of 5,000,000 shares of no par value Class B Preferred Stock.  No shares of Preferred Stock are currently issued and outstanding.  Under the Company's Articles, the Board of Directors has the power, without further action by the holders of the Common Stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors.  The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the Common Stock or the Preferred Stock of any other series.  The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of Common Stock.  In certain circumstances, the issuance of preferred stock could depress the market price of the Common Stock.

NOTE 3  COMMITMENTS

During the six month period ending June 30, 2007, the Company leased its corporate offices space in Upland, California under operating lease agreement.  The facility lease calls for a monthly rent of $3,387. Rent expenses under operating leases for the six month periods ended June 30, 2007 and 2006 were $ 16,532 and $18,100. Rent expenses under operating leases for the three month periods ended June 30, 2007 and 2006 were $ 6,371 and $7,351.

The Company is on a month to month lease and vacated the leased premises as of June 30, 2007. Currently Company is operating thru a marketing company in Nevada for collection only and there are no on going billing operations.

NOTE 4  DISCONTINUED OPERATIONS

On July 13, 2007 the Company’s Board of Director approved a resolution to discontinue all of its billing effective June 30, 2007. The accompanying financial statements have been reclassified accordingly and presented as a discontinued operations. The Company’s other two subsidiaries Silver Shadow and AutoMed are dormant companies and are also reclassified as part of discontinued operations as of June 30, 2007.

11

Statement of operations information for the company for the three month and six month periods ended June 30, 2007 and 2006 are below:

	Three Month Periods Ended June 30,
	2007	2006
Net Revenue	$ 259,630	$ 330,808
Operating expenses	(657,716)	(521,249)
Other expense	(74,542)	(11,369)
Net loss	(474,680)	(201,810)

	Six Month Periods Ended June 30,
	2007	2006
Net Revenue	$ 544,064	$ 645,617
Operating expenses	(1,077,038)	(1,033,944)
Other income (expense)	221,411	(29,124)
Net loss	(314,415)	(419,151)

Balance Sheet information for the company as of June 30, 2007 is as follows:

June 30, 2007
Assets:
Property & equipment	56,113
Deposits	3,650
Total assets	59,763

Liabilities:
Accounts payable	1,593,736
Accrued expenses	209,001
Due to officer	610,863
Loan/Notes payable	1,412,454
Note payable - related party	80,000
Derivative liability	1,410,479
Total liabilities	5,316,533

Net liabilities of discontinued operations	5,256,770

Property and equipment at June 30, 2007 consisted of the following:

Office and computer equipment	$ 135,317
Furniture and fixtures	103,807
239,124
Less accumulated depreciation	(183,011)
$ 56,113

Depreciation expense for the three months periods ended June 30, 2007 and 2006 was $4,864 and $6,454, respectively. Depreciation expense for the six months periods ended June 30, 2007 and 2006 was $9,335 and $13,524, respectively

12

Accounts payable, accrued expenses and litigation accrual consist of the following at June 30, 2007:

Trade payable	$ 813,888
Payable to clients	566,451
Accrued interest	134,719
Income tax payable	9,455
Accrued payroll	6,039
Accrued payroll tax	3,322
Accrued expenses	17,587
Accrued vacation and sick time	13,114
Payable for purchase of equipment	1,114
Other payable	28,047

Total accounts payable and accrued expenses	$ 1,593,736

The Company has two revolving lines of credit from two financial institutions for $50,000 and $75,000.  The credit lines are unsecured and bear an annual interest rate of 10.75% and 16.24%, respectively.  The credit lines are personally guaranteed by the CEO of the Company.  The Company had borrowed $18,065 and $ 75,452 from the credit lines as of June 30, 2007. These balances are included in the loan/notes payable balance.

Notes payable are summarized as follows:

2007

Equipment loan: May 2003 due April 2008; payable in monthly installments of $1,030; annual interest of 14%; secured by equipment, currently in default	$ 18,938

Callable convertible secured note, due, currently in default	$ 1,300,000

The Company recorded interest expense of $ 79,200 and $ 11,369 for the three month periods ended June  30,  2007  and  2006 respectively. The Company recorded interest expense of $ 106,699 and $ 29,124 for the six month periods ended June 30, 2007 and 2006 respectively.

On June 27, 2006, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the “Investors”). Under the terms of the Securities Purchase Agreement, the Investors purchased an aggregate of (i) $2,000,000 in callable convertible secured notes (the “Notes”) and (ii) warrants to purchase 50,000,000 shares of our common stock (the “Warrants”).

13

Pursuant to the Securities Purchase Agreement, the Investors purchased the Notes and Warrants in three trenches as set forth below:

1.

At closing, on July 1, 2006 (“Closing”), the Investors purchased Notes aggregating $700,000 and warrants to purchase 17,500,000  shares based on the prorate shares of our common stock;

2.

On August 8, 2006 the investors purchased Notes aggregating $600,000 and warrants to purchase 15,000,000 shares based on the prorate shares of our common stock and,

3.

Upon effectiveness of the Registration Statement, the Investors will purchase Notes aggregating $700,000. The Company has withdrawn the third trench as the Registration Statement was not effective to bring more funds into the Company.

The Notes carry an interest rate of 6% and a maturity date of June 27, 2009. The notes are convertible into our common shares at the Applicable Percentage of the average of the lowest three (3) trading prices for our shares of common stock during the twenty (20) trading day period prior to conversion. The “Applicable Percentage” means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing.

The Company has an option to prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the market price is at or below $.05 per share. In addition, in the event that the average daily price of the common stock, as reported by the reporting service, for each day of the month ending on any determination date is below $.05, the Company may prepay a portion of the outstanding principal amount of the Notes equal to 101% of the principal amount hereof divided by thirty-six (36) plus one month’s interest. Exercise of this option will stay all conversions for the following month. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, the Company has granted the investors a security interest in substantially all of its assets and intellectual property as well as registration rights.

The Company simultaneously issued to the Investors seven year warrants to purchase 32,500,000 shares of common stock at an exercise price of $0.07.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s common stock.

The company accrued interest of $97,500 on the note during the six month periods ended June 30, 2007.

14

The Company is in default of the note as its registration statement has not become effective as stipulated by the agreement. The note is immediately due and payable and has been shown as a current liability in the accompanying financials. The Company has accrued interest on the note at the default interest rate of 15%.

The Company computed the beneficial conversion liability of $ 1,300,000 and warrant liability of $ 110,479 based on Black Scholes model. These amounts have been reflected on the financials as derivative liability in amount of $ 1,410,479.

NOTE 5  LITIGATION

The Company is currently plaintiff to two and defendant to two law suits. The Company filed claims for non payment of fees by former clients due to clients diverted funds billed by company and did not pay Billing fees. The Company has accrued $ 209,000 in the accompanying financials statements.

1. On July 12, 2004, Nimish Shah, M.D. d/b/a New Horizon Medical, Inc. ("New Horizon") initiated a lawsuit against the Company in the Superior Court of California, County of Los Angeles, Case No. VC 042695, styled New Horizon Medical, Inc. v. HBSGI, et al. In connection with arbitration, the Company has claimed against New Horizon the compensatory damages in the amount of $75,000 (subject to amendment), prejudgment interest, costs and attorneys' fees in an unspecified amount. New Horizon has not submitted a cross-complaint against the Company for the breach of contract alleging that there is substantial discrepancy between the amounts of bills provided by New Horizon to the Company, for the purpose of securing payment from various insurance companies, and the funds actually received from the Company. This matter was dismissed by arbitrator for non payment of arbitrator's fee.

2 In January 2004, Claimant Leonard J. Soloniuk, MD initiated an arbitration against HBSGI with the American Arbitration Association, Case No. 72 193 00102 04 TMS, styled Leonard J. Soloniuk, MD v. HBSGI

In a decision dated April 5, 2006, the arbitrator awarded HBSGI nothing against Soloniuk. The arbitrator further awarded Soloniuk $ 275,000 against the HBSGI as well as interest accruing from June 1, 2006, at the rate of ten percent per annum on the unpaid balance. The arbitrator further ordered HBSGI to reimburse Soloniuk costs in the amount of $ 1,875. Company argues that of this $275,000, $210,000 was already paid to Soloniuk since November 4, 2002, last date of payment were considered by arbitrator and therefore the judgment should be reduced accordingly. The Company can provide no assurances that it will be successful in this argument.

3. Company recently filed new legal actions against Solonuik for fraud, deception, and intentional non disclosure of money received from HBSGI collection to the arbitration hearing to gain advantage. Company also filed an application of injunction to prevent Solonuik to use HBSGI billing method. Hearing is set for May 10, 2007. Company is suing Solonuik for $750,000 plus cost of lawsuit.

15

4. On September 20, 1999, Mohammad Tariq, MD was granted a default judgment in the District Court of Collin County, Texas, 380th Judicial District in the amount of $280,835.10, plus prejudgment and post-judgment interest against Healthcare Business Services Group, Inc., d/b/a/ Peacock Healthcare.  Kamran Ghadimi bought the Tariq judgment in April 28, 2006 and pursuing collection in California.

This matter was settled on November 8, 2006 for $185,000. The Company paid $140,000 out of $185,000 and making payments monthly for $3,000. As of filing this report company owes 15 months of payment equal to $45,000. Case was dismissed in 2007.

5. Healthcare filed a collection action against Frank Zondlo, and Zondlo also filed across-complaint against Healthcare.  The matter is now in the discovery and law and motion stage.

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. Other than the legal proceedings listed below, we are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. However, we may become involved in material legal proceedings in the future.

NOTE 6  RELATED PARTY TRANSACTIONS

The  Company  recorded $ 3,500 as officer compensation for 500,000 shares to be issued  pursuant  to  the  employment  agreement.  The  officer  is  entitled to 1,000,000  shares  every year pursuant to the employment agreement. The value of the  stock  is  based  on  the  market  value at  June  30,  2007.

As of May 1, 2007, the officer of the company loaned the Company $80,000 to pay operating expenses.  This loan accrued interest at 9% per annum, unsecured and the term of the loan is one year.  Monthly payment of $2,000 to be paid on or before the 15th of each month, and the default rate is 14% after ten days of the due date.  The company accrued interest of $1,200 on the note during the six month periods ended June 30, 2007.

During the six months period ended June 30, 2007, the Company issued 16,380,000 restricted common shares to the following in consideration for services performed.

16

Shares issued to	Number of shares
Directors (2)	1,500,000
*Director and Husband	3,000,000
CEO and Director	3,000,000
*Ex-Employee, Son	1,000,000
*Ex-Employee, Daughters (2)	3,000,000
*Ex-Employee, Son in law	200,000
Ex-employees (8)	955,000
Contractors (6)	3,725,000
Total	16,380,000

* The above are in relationship to the CEO and Director of the Company.

The Company recorded 16,380,000 shares at the fair market value of $114,660 as compensation expense.

17

FINANCIAL STATEMENTS

HEALTHCARE BUSINESS SERVICES GROUPS INC.

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006

HEALTHCARE BUSINESS SERVICES GROUPS INC.

AND SUBSIDIARIES

(formerly known as Winfield Financial Group, Inc.)

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2006

PAGE	3	CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

PAGE	4	CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

PAGE	5	CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

PAGES	6 - 20	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Healthcare Business Services Groups Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Healthcare Business Services Groups Inc. and subsidiaries as of December 31, 2006, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2006 and 2005.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Healthcare Business Services Groups Inc. and subsidiaries as of December 31, 2006 and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  As discussed in Note 12 to the consolidated financial statements, the Company had a loss of $ 2,977,584, a working capital deficit of $5,144,299, stockholders’ deficit of $ 5,060,515, an accumulated deficit of $6,671,589 and cash used in operations of $ 94,588.  These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 13.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 15, the financial statements for the year ended December 31, 2005 have been restated.

Kabani & Company

Kabani & Company, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California

April 13 , 2007

HEALTHCARE BUSINESS SERVICES GROUPS INC.

CONSOLIDATED BALANCE SHEET

December 31, 2006

ASSETS

PROPERTY AND EQUIPMENT, net	41,156

INTANGIBLE ASSET, net
Website technology costs, net	38,978

DEPOSITS	3,650
$ 83,784

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$ 1,327,796
Accrued officer compensation	337,665
Litigation accrual	325,000
Lines of credit	96,418
Derivative liability	1,738,482
Lease Payable	18,938
Notes Payable	1,300,000
Total current liabilities	5,144,299

COMMITMENTS & CONTINGENCIES	--

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.001 par value; Authorized shares 5,000,000,
none issued and outstanding	--
Common stock, $0.001 par value; Authorized shares 750,000,000,
33,960,450 shares issued and outstanding	33,960
Additional paid in capital	1,509,864
Shares to be issued	67,250
Accumulated deficit	(6,671,589)
Total stockholders’ deficit	(5,060,515)
$ 83,784

The accompanying notes are an integral part of these consolidated financial statements.

HEALTHCARE BUSINESS SERVICES GROUPS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended
	December 31
	2006	2005
		RESTATED
Net revenues	$ 1,011,644	$ 1,565,262

Operating expenses
General and administrative expenses	1,430,130	1,758,137
Officer Compensation	638,750	670,500
Depreciation and amortization	118,459	101,347
Consulting fees	--	214,698
Total operating expenses	2,187,339	2,744,682

Loss from Operations	(1,175,695)	(1,179,420)

Other income (expenses):
Interest expense and financing cost	(2,201,173)	(80,559)
Change in fair value of derivative liability	381,684	--
Gain on settlement of debt	--	26,082
Total other expenses	(1,819,489)	(54,477)

Loss Before Income Taxes	(2,995,184)	(1,233,897)

Provision for income taxes	2,400	2,400

Net loss	$ (2,997,584)	$ (1,236,297)

Basic & diluted net loss per share	$ (0.09)	$ (0.04)

Basic & diluted weighted average number of
common stock outstanding	33,960,315	31,559,126

* Weighted average number of shares used to compute basic and diluted loss per share is the same since  the effect of dilutive securities is anti-dilutive.

The accompanying notes are an integral part of these consolidated financial statements.

HEALTHCARE BUSINESS SERVICES GROUPS INC.

 STATEMENT OF STOCKHOLDERS' DEFICIT

For the years ended December 31, 2006 and 2005

							Total
	Common		Paid in	Prepaid	Shares	Accumulated	Shareholders
Description	Shares	Amount	Capital	Consulting	to be Issued	Deficit	Deficit

Balance, December 31, 2004	30,940,150	$ 30,940	$ 936,754	$ -	$ -	$ (2,437,708)	$ (1,470,014)

Issuance of shares to consultants	905,000	905	116,350	(51,611)	-	-	65,644
Issuance of shares to employees	600,000	600	41,400	-	28,500	-	70,500
Shares issued for settlement of the note	1,500,000	1,500	148,500	-	-	-	150,000
Issuance of shares for cash	15,000	15	4,985	-	-	-	5,000
Capital contribution	-	-	261,863	-	-	-	261,863
Net loss for the year	-	-	-	-	-	(1,236,297)	(1,236,297)
Balance, December 31, 2005	33,960,150	33,960	1,509,852	(51,611)	28,500	(3,674,005)	(2,153,304)

Issuance of shares to consultants	300	0.30	12	51,611	-	-	51,623
Issuance of shares to directors	-	-	-	-	38,750	-	38,750
Net loss for the year	-	-	-	-	-	(2,997,584)	(2,997,584)
Balance, December 31, 2006	33,960,450	$ 33,960	$ 1,509,864	$ -	$ 67,250	$ (6,671,589)	$ (5,060,515)

The accompanying notes are an integral part of these consolidated financial statements.

HEALTHCARE BUSINESS SERVICES GROUPS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended
	December 31
	2006	2005
		RESTATED
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (2,997,584)	$ (1,236,297)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	118,459	101,347
Issuance of shares for service	51,623	65,644
Put options expense	--	(54,965)
Shares to be issued for compensation	38,750	70,500
Beneficial conversion feature expense	1,756,828	--
Change in fair value of derivative liability	381,684	--
Gain on settlement of debt	--	(26,082)
(Increase) decrease in current assets:
Prepaid expenses	--	--
Other assets	--	685
Increase in current liabilities:
Accounts payable and accrued expenses	(20,725)	866,361
Accrued officer compensation	(576,376)	--
Net cash used in operating activities	(94,588)	(212,807)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property & equipment	(7,290)	(21,512)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	332,490	333,463
Payment of notes payable	(510,162)	(43,500)
Proceeds from issuance of shares for cash	--	5,000
Due from related party	--	(4,458)
Payments of capital lease obligation	(6,300)	(10,024)
Proceeds from line of credit	(17,274)	13,357
Net cash provided by (used in) financing activities	(201,245)	293,838
NET (DECREASE) IN CASH & CASH EQUIVALENTS	(303,123)	59,519
CASH & CASH EQUIVALENTS, BEGINNING BALANCE	303,123	243,604
CASH & CASH EQUIVALENTS, ENDING BALANCE	$ 0	$ 303,123
Supplementary Information:
Cash paid during the year for:
Interest	$ --	$ 15,886
Income taxes	$ 1,700	$ --

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION -

(A) Organization and Nature of Business

Healthcare Business Services Groups Inc. (herein referred to as “Healthcare” or “Company”) was formed in Delaware in December 1994.  On April 23, 2004, the Company acquired 100% of the issued and outstanding shares of Healthcare, a Delaware corporation.  As part of the same transaction on May 7, 2004, the Company acquired 100% of the issued and outstanding shares of AutoMed Software Corp., a Nevada corporation ("AutoMed"), and 100% of the membership interests of Silver Shadow Properties, LLC, a Nevada single member limited liability company ("Silver Shadow").  The transactions are collectively referred to herein as the "Acquisition."  As a result of the Acquisition, the Company acquired 100% of three corporations.

The Company acquired Healthcare, AutoMed, and Silver Shadow from the sole owner, in exchange for 25,150,000 newly issued treasury shares of the Company's common stock.  Immediately after these transactions, there were 31,414,650 shares of the Company's common stock outstanding.  As a result, control of the Company shifted to the sole owner who owns approximately 80.0% of the Company's common stock, and the Company changed its name to Healthcare.  Here in after all references to the Company refer to Healthcare, AutoMed, and Silver Shadow as a collective whole since their various inceptions.

The merger of the Company with Healthcare Business Services Groups Inc., has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of Healthcare Business Services Groups Inc. obtained control of the consolidated entity. Accordingly, the merger of the two companies has been recorded as a recapitalization of the Healthcare Business Services Groups Inc., with Healthcare Business Services Groups Inc. being treated as the continuing entity.  The continuing company has retained December 31 as its fiscal year end.

Healthcare is a medical billing service provider that for over fifteen years has assisted various health care providers to successfully enhance their billing function.  Healthcare has a diversified market servicing AZ, NY, WA, FL, TX and California.

 PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statements disclosures.  While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin SAB 104.  All revenue is recognized when persuasive evidence of an arrangement exists, the service or sale is complete, the price is fixed or determinable and collectibility is reasonably assured.  Revenue is derived from collections of medical billing services.  Revenue is recognized when the collection process is complete which occurs when the money is collected and recognized on a net basis.

License Revenue - The Company recognizes revenue from license contracts when a non-cancelable, non-contingent license agreement has been signed, the software product has been delivered, no uncertainties exist surrounding product acceptance, fees from the agreement are fixed and determinable and collection is probable.  Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs.  If no such objective evidence exists, revenues from the arrangements are not recognized until the entire arrangement is completed and accepted by the customer.  Once the amount of the revenue for each element is determined, the Company recognizes revenues as each element is completed and accepted by the customer.  For arrangements that require significant production, modification or customization of software, the entire arrangement is accounted for by the percentage of completion method, in conformity with Accounting Research Bulletin (“ARB”) No. 45 and SOP 81-1.

Services Revenue - Revenue from consulting services is recognized as the services are performed for time-and-materials contracts and contract accounting is utilized for fixed-price contracts.  Revenue from training and development services is recognized as the services are performed.  Revenue from maintenance agreements is recognized ratably over the term of the maintenance agreement, which in most instances is one year.

(E) Property and Equipment

Property and equipment is stated at cost.  Additions are capitalized and maintenance and repairs are charged to expense as incurred.  Gains and losses on dispositions of equipment are reflected in operations.  Depreciation is provided using the straight-line method over the estimated useful life of the assets from three to seven years.  Expenditures for maintenance and repairs are charged to expense as incurred.

(F) Software development Costs

The Company complied with Statement of Position 98-1 ("SOP 98-1") "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", as accounting policy for internally developed computer software costs.  Under SOP 98-1, we capitalized software development costs incurred during the application development stage.

Subsequently, the Company decided to market the software AutoMed. Therefore the Company is following the guideline under SFAS 86. SFAS 86 specifies that costs incurred internally in creating a computer software product shall be charged to expense when incurred as research and development until technological feasibility has been established for the product.  Thereafter, all software production costs shall be capitalized and subsequently reported at the lower of unamortized cost or net realizable value.

Capitalized costs is being amortized based on current and future revenue for the product (AutoMed) with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product.

 (G) Impairment of Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144,  "Accounting  for  the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business."  The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144.  SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts.  In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

(H) Stock-based Compensation

The company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes Compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Prior to January 1, 2006, the company measured stock compensation expense using the intrinsic value method of accounting in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees,” and related interpretations (APB No. 25) and has opted for the disclosure provisions of SFAS No. 123. Thus, expense was generally not recognized for the company’s employee stock option and purchase plans.

There were no unvested stock options as of December 31, 2006 and the Company has neither granted nor vested any stock options during the year ended December 31, 2006.

(I) Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ('Statement 109").  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(J) Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”.  Basic net loss per share is based upon the weighted average number of common shares outstanding.  Dilution is computed by applying the treasury stock method.  Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

(K) Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments” requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value.  For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.  The carrying amounts of the Company’s accounts and other receivables, accounts payable, accrued liabilities, factor payable, capital lease payable and notes and loans payable approximates fair value due to the relatively short period to maturity for these instruments.

(L) Concentrations of Risk

Financial instruments which potentially subject the Company to concentrations of credit risk are cash and accounts receivable.  The Company places its cash with financial institutions deemed by management to be of high credit quality.  The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk.  All of the Company’s revenue and majority of its assets are derived from operations in Unites States of America.

(M) Reporting Segments

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superseded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements.

Healthcare is a medical billing service provider.  Healthcare’s sister company, AutoMed, has developed a proprietary software system. In addition, Healthcare's other sister company, Silver Shadow, made an investment in real estate where Healthcare plans to construct its first surgical center and corporate office development.

There has been very insignificant activity in Automed and Silver Shadow. Hence the Company has determined it has only one segment.

(N) Comprehensive Income

Statement of financial accounting standards No. 130, Reporting comprehensive income (SFAS No. 130), establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Comprehensive income is defined to include all changes in equity, except those resulting from investments by owners and distributions to owners.  Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in financial statements that are displayed with the same prominence as other financial statements.

(O) Reclassifications

For comparative purposes, prior years' consolidated financial statements have been reclassified to conform to report classifications of the current year.

(P) New Accounting Pronouncements

In February 2007 the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities--Including an amendment of FASB Statement No. 115." The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the overfunded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

a.

A brief description of the provisions of this Statement

b.

The date that adoption is required

c.

The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

 In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In March 2006 FASB issued SFAS 156 ‘Accounting for Servicing of Financial Assets’ this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.

Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2.

Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.

Permits an entity to choose ‘Amortization method’ or Fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities:

4.

At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.

Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statement.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.

(Q) Supplemental Disclosure of Non-cash Investing and Financing Activities

The cash flow statements do not include the following non-cash investing and financing activities.

In 2005, the Company entered into a settlement agreement for the payment of the note by authorizing the payment of $ 100,000 in cash and issuance of 1,500,000 restricted shares of the Company. The Company paid $ 43,500 in cash during the year. The Company valued the shares based on the market value of the shares on agreement date. The shares have been valued at $ 150,000.

NOTE 2  PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2006 consisted of the following:

Office and computer equipment	$ 124,966
Furniture and fixtures	89,869
214,835
Less accumulated depreciation	(173,677)
$ 41,156

Depreciation expense for the year ended December 31, 2006 and 2005 was $ 30,133 and $ 32,392, respectively.

NOTE 3  INTANGIBLE ASSETS

The Company is accounting for computer software technology costs under the Capitalization criteria of Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use."

Expenditures for maintenance and repairs are expensed when incurred; additions, renewals and betterments are capitalized.  Amortization is computed using the straight-line method over the estimated useful life of the asset.  Amortization begins from the date when the software becomes operational.  The website became operational from July 1, 2004.  The Company amortized $ 88,326 and $68,955 in the accompanying financial statements at December 31, 2006 and 2005 respectively. The balance at December 31, 2006 amounts to $38,978.

The intangible asset will be fully amortized in the year 2007.

NOTE 4  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable, accrued expenses and litigation accrual consist of the following:

Trade payable	$ 597,687
Payable to clients	591,609
Accrued interest	35,819
Income tax payable	8,655
Accrued payroll	6,039
Accrued payroll tax	6,588
Accrued expenses	26,886
Accrued vacation and sick time	13,111
Equipment payable	1,115
Other payable	40,285
Total accounts payable and accrued expenses	$ 1,327,796

NOTE 5  LINES OF CREDIT

The Company has two revolving lines of credit from two financial institutions for $50,000 and $75,000.  The credit lines are unsecured and bear an annual interest rate of 10.75% and 16.24%, respectively.  The credit lines are personally guaranteed by the CEO of the Company.  The Company has borrowed $22,412 and $ 74,006 from the credit lines as of December 31, 2006.

NOTE 6  NOTES PAYABLE

Notes payable are summarized as follows:
2006
Equipment loan: May 2003 due April 2008; payable in monthly installments of $1,030; annual interest of 14%; secured by equipment	$ 18,938
Long Term

Callable convertible secured note	$ 1,300,000

The Company recorded interest expense of $ 65,228 and $ 45,905 for the years ended December 31, 2006 and 2005 respectively.

The Company had note payable of $350,000, which was settled on July 3, 2006 from the funds received from the new Convertible Promissory Notes. Interest payment of $68,353 was paid on August 14, 2006 from the Second trench funds received from the new Convertible Promissory Notes. (See note 7 for details). The Company recorded $381,684 as change in fair value of derivative liability.

The Company had another note payable of $75,258 which was also settled during the year along with interest payment of $10,742.

NOTE 7  CALLABLE CONVERTIBLE SECURED NOTE AND SECURITIES PURCHASE AGREEMENT

On June 27, 2006, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the “Investors”). Under the terms of the Securities Purchase Agreement, the Investors purchased an aggregate of (i) $2,000,000 in callable convertible secured notes (the “Notes”) and (ii) warrants to purchase 50,000,000 shares of our common stock (the “Warrants”).

Pursuant to the Securities Purchase Agreement, the Investors purchased the Notes and Warrants in three trenches as set forth below:

1.  At closing, on July 1, 2006 (“Closing”), the Investors purchased Notes aggregating $700,000 and warrants to purchase 17,500,000  shares based on the prorate shares of our common stock;

2.  On August 8, 2006 the investors purchased Notes aggregating $600,000 and warrants to purchase 15,000,000 shares based on the prorate shares of our common stock and,

3. Upon effectiveness of the Registration Statement, the Investors will purchase Notes aggregating $700,000.  However, the Company has previously withdrawn a Registration Statement, there could be a penalty of $5,000 for each $250,000 outstanding balance due to non effectiveness of registration statement within the initial 120 days.

The Notes carry an interest rate of 6% and a maturity date of June 27, 2009. The notes are convertible into our common shares at the Applicable Percentage of the average of the lowest three (3) trading prices for our shares of common stock during the twenty (20) trading day period prior to conversion. The “Applicable Percentage” means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing.

The Company has an option to prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the market price is at or below $.05 per share. In addition, in the event that the average daily price of the common stock, as reported by the reporting service, for each day of the month ending on any determination date is below $.05, the Company may prepay a portion of the outstanding principal amount of the Notes equal to 101% of the principal amount hereof divided by thirty-six (36) plus one month’s interest. Exercise of this option will stay all conversions for the following month. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, the Company has granted the investors a security interest in substantially all of its assets and intellectual property as well as registration rights.

The Company simultaneously issued to the Investors seven year warrants to purchase 32,500,000 shares of common stock at an exercise price of $.07.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s common stock.

The Company has received the $ 1,300,000 through December 31, 2006.

The Company amortized the entire unamortized beneficial conversion feature amount of $ 1,103,741 as of December 31, 2006 .due to the default on the note.

The Company prepaid lender attorney fees and broker commission of $ 180,000. The Company amortized the entire amount of $ 180,000 as of December 31, 2006 due to the default on the note.

Following assumptions have been used to estimate the fair value of warrants at the date of issuance of note:

Warrants

Expected life	7 years
Volatility	98%
Dividend yield	0%
Risk free rate	4.5%

Following assumptions have been used to estimate the fair value of warrants and beneficial conversion feature as of December 31, 2006:

Warrants

Expected life	6.8 years
Volatility	98%
Dividend yield	0%
Risk free rate	4.5%

The Company is in default of the note as its registration statement has not become effective as stipulated by the agreement. The note is immediately due and payable and has been shown as a current liability in the accompanying financials. The Company has accrued interest on the note at the default interest rate of 15%.

The Company accrued interest of $35,819 on the note during the year ended December 31, 2006.

The Company computed the embedded beneficial conversion liability of $ 1,300,000 and warrant liability of $438,482 based on Black Scholes model. These amounts have been reflected on the financials as derivative liability in amount of $ 1,738,482.

 NOTE 8  STOCKHOLDERS' DEFICIENCY

Common Stock

The Company increased its authorized capital to 750,000,000 shares from 50,000,000 shares of common stock $0.001 par value as of December 31, 2006. The Company currently has 33,960,450 common shares issued and outstanding.

During the year ended December 31, 2006, the Company issued 300 shares to consultants for services rendered. The Company recorded expense in the books based on the market value of the shares on the date of issuance of shares to the consultants.

The Company recorded $38,750 as officer compensation for 1,000,000 shares to be issued pursuant to the employment agreement. The officer is entitled to 1,000,000 shares every year pursuant to the employment agreement. The value of the stock is based on the fair market value at the date of service.

During 2005, the Company issued 905,000 restricted Common Shares to various consultants valued at $117,255 for business consulting and advisory services. The Company has expensed $ 65,644 and has recorded the prepaid consulting expenses of $ 51,611 based on the term of the consulting agreements. The prepaid consulting expenses will be amortized over the term of the consulting contracts.

During 2005, the Company issued 600,000 shares to the officer of the Company pursuant to her employment agreement valued at $ 42,000. The Company has 400,000 shares to be issued to the officer valued at $28,500 as of December 31, 2005.

During 2005, the Company issued 15,000 shares for cash amounting to $ 5,000.

During 2005, the Company entered into a settlement agreement for the payment of the note by authorizing the payment of $ 100,000 in cash and issuance of 1,500,000 restricted shares of the Company. The Company paid $ 43,500 in cash during the year. The Company valued the shares based on the market value of the shares on agreement date. The shares have been valued at $ 150,000.

Class B Preferred Stock

The Company’s Articles of Incorporation (Articles”) authorize the issuance of 50,000,000 shares of no par value Class B Preferred Stock.  No shares of Preferred Stock are currently issued and outstanding.  Under the Company's Articles, the Board of Directors has the power, without further action by the holders of the Common Stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors.  The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the Common Stock or the Preferred Stock of any other series.  The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of Common Stock.  In certain circumstances, the issuance of preferred stock could depress the market price of the Common Stock.

NOTE 9  COMMITMENTS

During 2006, the Company rents its corporate offices space in Upland, California  The Upland facility lease calls for a monthly rent of $3,387. The Upland facility’s operating lease expired in November 2006. Rent expenses under operating leases for the year ended December 31, 2006 and 2005 were $ 40,644 and $48,629.  The Company is on a month to month lease as of December 31, 2006.

NOTE 10  INCOME TAXES

Income tax expense (benefit) for the year ended December 31, 2006 is summarized as follows:

2006
Current:
Federal	$ --
State	2,400
$ 2,400
Deferred:
Federal	$ 660,000
State	117,000
777,00
Valuation allowance	(777,000)
$ --

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Consolidated Statements of Operations:

	December 31,	December 31,
	2006	2005
Tax expense (credit) at statutory rate-federal	(34)%	(34)%
State tax expense net of federal tax	(6)	(6)
Changes in valuation allowance	(40	(40)
Tax expense at actual rate	--	--

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2006 are as follows:

At December 31, 2006, the Company had net operating loss carry forwards of approximately $4,363,000 for U.S. federal income tax purposes available to offset future taxable income expiring on various dates through 2020.

NOTE 11  CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

The three major customers of the Company provided $708,369 or 70% of the revenues of the Company for the year ended December 31, 2006.  The two major customers of the Company provided $1,095,683 or 70% of the revenues of the Company for the year ended December 31, 2005. There are no accounts receivable from any of the major customers as of December 31, 2006.

NOTE 12  GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the company as a going concern. The Company had a loss of $ 2,997,584, a working capital deficiency of $5,144,299, stockholders’ deficit of $ 5,060,515, an accumulated deficit of $ 6,671,589 and cash used in operations of $ 94,588.  In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and succeed in its future operations.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern.  The Company is actively pursuing additional funding and seeking new clients for medical billings, which would enhance stockholders’ investment.  Management believes that the above actions will allow the Company to continue operations through the next fiscal year.

NOTE 13  LITIGATION

The Company is currently plaintiff to two and defendant to two law suits. The Company filed claims for non payment of fees by former clients due to clients diverted funds billed by company and did not pay Billing fees. The Company has accrued $ 209,000 in the accompanying financials statements.

1. On July 12, 2004, Nimish Shah, M.D. d/b/a New Horizon Medical, Inc. ("New Horizon") initiated a lawsuit against the Company in the Superior Court of California, County of Los Angeles, Case No. VC 042695, styled New Horizon Medical, Inc. v. HBSGI, et al. In connection with arbitration, the Company has claimed against New Horizon the compensatory damages in the amount of $75,000 (subject to amendment), prejudgment interest, costs and attorneys' fees in an unspecified amount. New Horizon has not submitted a cross-complaint against the Company for the breach of contract alleging that there is substantial discrepancy between the amounts of bills provided by New Horizon to the Company, for the purpose of securing payment from various insurance companies, and the funds actually received from the Company. This matter was dismissed by arbitrator for non payment of arbitrator's fee.

2. In January 2004, Claimant Leonard J. Soloniuk, MD initiated an arbitration against HBSGI with the American Arbitration Association, Case No. 72 193 00102 04 TMS, styled Leonard J. Soloniuk, MD v. HBSGI

In a decision dated April 5, 2006, the arbitrator awarded HBSGI nothing against Soloniuk. The arbitrator further awarded Soloniuk $ 275,000 against the HBSGI as well as interest accruing from June 1, 2006, at the rate of ten percent per annum on the unpaid balance. The arbitrator further ordered HBSGI to reimburse Soloniuk costs in the amount of $ 1,875. Company argues that of this $275,000, $210,000 was already paid to Soloniuk since November 4, 2002, last date of payment were considered by arbitrator and therefore the judgment should be reduced accordingly. The Company can provide no assurances that it will be successful in this argument.

3. Company recently filed new legal actions against Solonuik for fraud, deception, and intentional non disclosure of money received from HBSGI collection to the arbitration hearing to gain advantage. Company also filed an application of injunction to prevent Solonuik to use HBSGI billing method. Hearing is set for May 10, 2007. Company is suing Solonuik for $750,000 plus cost of lawsuit.

4. On September 20, 1999, Mohammad Tariq, MD was granted a default judgment in the District Court of Collin County, Texas, 380th Judicial District in the amount of $280,835.10, plus prejudgment and post-judgment interest against Healthcare Business Services Group, Inc., d/b/a/ Peacock Healthcare.  Kamran Ghadimi bought the Tariq judgment in April 28, 2006 and pursuing collection in California.

This matter was settled on November 8, 2006 for $185,000. The Company paid $140,000 out of $185,000 and making payments monthly for $3,000. As of filing this report company owes 15 months of payment equal to $45,000. Case was dismissed in 2007.

5. Healthcare filed a collection action against Frank Zondlo, and Zondlo also filed across-complaint against Healthcare.  The matter is now in the discovery and law and motion stage.

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. Other than the legal proceedings listed below, we are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. However, we may become involved in material legal proceedings in the future.

Healthcare filed a collection action against Frank Zondlo, and Zondlo also filed across-complaint against Healthcare.  The matter is now in the discovery and law and motion stage.

NOTE 14  RELATED PARTY TRANSACTIONS

During the year 2006, the Company accrued 1,000,000 shares to be issued to the officer of the Company pursuant to her employment agreement valued at $ 38,750.

NOTE 15  RESTATEMENTS

Subsequent to the issuance of the Company's financial statements for the year ended December 31, 2004 and December 31, 2005, the Company determined that certain transactions and presentation  in the financial  statements had not been accounted for properly in the Company's financial statements.  Specifically, the amount of derivative liability arising from the issuance of convertible notes was not recorded, accounting for issuance of shares to consultant for work done as part of reverse acquisition was understated, accounting for sale of land to the majority owner of the Company was erroneously recorded as gain.

The Company has restated its financial statements for these adjustments as of December 31, 2005 and December 31, 2004.

The effect of the restatement is as follows:

 BALANCE SHEET AS OF DECEMBER 31, 2004

LIABILITIES AND STOCKHOLDER’S DEFICIT	AS PREVIOUSLY	AS
	REPORTED	RESTATED

CURRENT LIABILITIES
Derivative liability	$ 0	$ 143,213

STOCKHOLDER’S DEFICIT
Additional paid-in-capital	$ 537,868	$ 936,754
Accumulated deficit	$ (1,895,609)	$ (2,437,708)

STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004
Consulting expenses	$ 524,278	$ 923,164
General & administration expense	$ 2,346,946	$ 2,490,160

BALANCE SHEET AS OF DECEMBER 31, 2005

LIABILITIES AND STOCKHOLDER’S DEFICIT	AS PREVIOUSLY	AS
	REPORTED	RESTATED
CURRENT LIABILITIES
Derivative liability	$ 0	$ 88,248
STOCKHOLDER’S DEFICIT
Additional paid-in-capital	$ 849,103	$ 1,509,852
Accumulated deficit	(2,925,008)	(3,674,005)

STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005

Capital contribution	$ 261,863	$ 0
General & administration expense	$ 1,813,102	$ 1,758,137

HEALTHCARE BUSINESS SERVICES GROUPS, INC.

6,130,150 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE CONVERSION OF PROMISSORY NOTES

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNTIL __________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Our Articles of Incorporation and By-laws provide that we shall indemnify to the fullest extent permitted by Nevada law any person whom we may indemnify thereunder, including our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, our Articles of Incorporation provide for the elimination, to the extent permitted by Nevada law, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

SEC registration fee	$2.	82
Legal fees and expenses (1)	50,000
Accounting fees and expenses (1)	$5,000
Miscellaneous and Printing fees (1)	$1,000

Total (1)	$$56,002	82

(1)   Estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

In January 2004, we issued 38,000 restricted shares of our common stock to Karimi & Associates in consideration for services rendered in connection with the acquisitions of Health Care Business Services Groups, Inc., a Delaware corporation, AutoMed Software Corporation a Nevada Corporation and Silver Shadow Properties, LLC, a Nevada Limited Liability Company. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The entity was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the entity had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

In April 2004, the Company issued 100,000 shares and 400,000 restricted shares of its common stock Thomas Gutherie and Mark D. Johnson, respectively, in consideration for their services as Directors of the Company. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Messrs. Gutherie and Johnson were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Messrs. Gutherie and Johnson had the necessary investment intent as required by Section 4(2) since they each agreed to and each received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

On April 23, 2004, we issued 25,150,000 restricted shares of our common to stock to Chandana Basu pursuant to that certain Common Stock Purchase Agreement pursuant to which we acquired all of the issued and outstanding shares of Health Care Business Services Groups, Inc., a Delaware corporation, AutoMed Software Corporation a Nevada Corporation and Silver Shadow Properties, LLC, a Nevada Limited Liability Company. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Basu was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Basu had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

In December 2004, we issued an aggregate of 665,500 shares of our restricted Common Stock to Twenty-Eight (28) shareholders in consideration for general business and consulting services provided to the Company. The Company claims an exemption from registration for these issuances afforded by Rule 506 of the Securities Act of 1933.

On March 19, 2005, we issued 100,000 shares of our restricted common stock to Falguni Patel in consideration for business consulting and advisory services. The issuance was valued at $.19 per share or $19,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Patel was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Patel had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

In June 2004, we issued 1,000,000 shares of our restricted common stock to GoPublicToday.com in consideration for consulting services provided to the Company in connection with various corporate transactions, specifically work done in recapitalization of the Company. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The entity was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the entity had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

In August 2005, we issued 15,000 shares of our restricted common stock to Donald Zimmerman in consideration for cash payment of $5,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Zimmerman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Zimmerman had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

In August 2005, we issued 1,500,000 shares of our restricted common stock to GoPublicToday.com in consideration for settlement agreement for the payment of the note. The shares were valued at $.099 per share or $148,500 in the aggregate. We valued the shares based on the market value of the shares on agreement date. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The entity was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the entity had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 29, 2006, we completed a financing agreement by signing a securities purchase agreement for a maximum of $2,000,000. The initial closing was for financing of the principal amount of $700,000 for which we issued callable secured convertible notes. The initial funding was undertaken as follows: AJW Partners, LLC - $68,600; AJW Offshore, Ltd. - $427,000; AJW Qualified Partners, LLC - $195,300; and New Millenium Capital Partners II, LLC - $9,100. Under the securities purchase agreement, we will receive the principal amount of $600,000 when this SB-2 registration statement is filed with the SEC; and the final principal amount of $700,000 when this registration statement is declared effective. At both times, we will issue callable secured convertible notes for such amounts. The note is convertible into our common shares at the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 40%. The investors in the financing shall not be entitled to convert the promissory note if such conversion would result in any investor solely owning more than 4.99% of our outstanding shares of common stock.

Based on our recent financing, we have also issued 50,000,000 warrants convertible into shares of our common stock. Each Warrant entitles to holder to one share of our common stock. The exercise price is $.07 and is exercisable for seven years from the date of issuance. The warrants have a cashless exercise feature. For the 50,000,000 warrants issued on June 29, 2006, the expiration date is June 29, 2013.

The convertible notes and the warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The note holders set forth above were each sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the note holders set forth above had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 5, 2007, we issued 16,430,000 shares of our restricted common stock to 23 individuals.  The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Abhijit Bhattacharya	3,000,000
Payel Madero	2,000,000
Punam Bhattacharya	1,000,000
Indrajit Bhattacharya	1,000,000
Gina Ruiz	200,000
Barbara R. Vale	200,000
Darlene Morales	50,000
June Christian Munoz	150,000
Sokalinda Perry	25,000
Valerie J. Salazar	200,000
Margarita Mascorro	100,000
Julie Webb-Martinez	5,000
Elmira Torres-Limbo	25,000
Gabriela Delgadillo	5,000
Daisy Martinez	50,000
Robert Whiddon	50,000
Shahandana Z.U. Garcia	3,000,000
Arjinderpal Singh Sekhon	1,000,000
Falguni Patel	500,000
Chandana Basu	3,000,000
Christopher Madero	200,000
Amrapali Ghosh	100,000
Tanya Shome	500,000

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

On May 25, 2007 we issued 1,000,000 shares of our common stock to each Arjinder Singh Paul Abhijit Bhattacharya.  The shares were valued at $.001 per share or $10,000 in the aggregate. We valued the shares based on the market value of the shares on issuance date. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The entity was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the entity had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT	DESCRIPTION
2.1	Exchange Agreement (1)
2.2	Addendum to Common Stock Purchase Agreement (1)
3.1	Articles of Incorporation and Amendments (2)
3.2	Amendment to Articles of Incorporation (3)
3.3	Amended By-Laws (4)
5.1	Opinion and Consent of Weed & Co. LLP
10.1	Securities Purchase Agreement for $2,000,000 Financing (5)
10.2	Form of Callable Secured Convertible Note (6)
10.3	Form of Stock Purchase Warrant (7)
10.4	Registration Rights Agreement for $2,000,000 (8)
10.5	Employment Agreement with Chandana Basu (9)
21.1	Subsidiaries
23.1	Consent of Kabani & Company, Inc., Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature page of the Registration Statement)

(1) Filed as Exhibits 2.1 and 2.2, respectively, to the Form 8-K filed with the Commission on May 17, 2004, and incorporated herein by reference (SEC File No. 000-50014).

(2) Filed as Exhibit 3.1 to our Form 10SB12G filed September 26, 2002, and incorporated herein by reference (SEC File No. 000-50014).

(3) Filed as Exhibit 3.1 to our Form 8-K filed January 13, 2005, and incorporated herein by reference (SEC File No. 000-50014).

(4) Filed as Exhibit 3.2, to our Form 8-K, filed November 24, 2004, and incorporated herein by reference (SEC File No. 000-50014).

(5)(6)(7)(8) Filed as Exhibits 4.1, 4.2, 4.3, and 4.4 respectively, filed August 15, 2006, and incorporated herein by reference (SEC File No. 000-50014).

(9) Filed as Exhibit 10.1 to our Form 8-K, filed November 5, 2004, and incorporated herein by reference (SEC File No. 000-50014).

ITEM 28.  UNDERTAKINGS.

(A)  The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Upland, State of California, on the 27th day of August, 2007.

HEALTHCARE BUSINESS SERVICES GROUPS, INC.

By: /s/ Chandana Basu

Chandana Basu

Chief Executive Officer, Treasurer, Principal Financial Officer,

Principal Accounting Officer, and Director

POWER OF ATTORNEY

The undersigned directors and officers of Healthcare Business Services Groups, Inc. hereby constitute and appoint Chandana Basu, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys- in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/CHANDANA BASU CHANDANA BASU	Chief Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer, and Director	August 27, 2007

/s/ ARJINDERPAL SINGH SEKHON, M.D. ARJINDERPAL SINGH SEKHON, M.D.	Director	August 27, 2007

/s/ ABHIJIT BHATTACHARYA ABHIJIT BHATTACHARYA	Director	August 27, 2007